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                                                                    EXHIBIT 10.3

                             DISTRIBUTION AGREEMENT

      This Agreement ("Agreement") is entered into as of October 11, 2002 between bioMerieux, Inc., a Missouri corporation ("BMX"), and OraSure Technologies, Inc., a Delaware corporation ("OSUR").

                                   BACKGROUND

      BMX, through its predecessor, Organon Teknika Corporation, a Delaware corporation, and OSUR, through its predecessor, Epitope, Inc., an Oregon corporation, previously entered into a Supply Agreement (the "Original Supply Agreement") and Distribution Agreement (the "Original Distribution Agreement"), each dated as of April 1, 1994. Pursuant to the Original Supply Agreement, BMX agreed to supply all of OSUR's requirements of Antigen (as defined below) in connection with the research and development, manufacture, use and sale of Products (as defined below) to BMX under the Original Distribution Agreement. Pursuant to the Original Distribution Agreement, OSUR appointed BMX and its Affiliates (as defined below) as exclusive distributor of the Products within the Territory (as defined below). BMX and OSUR desire to enter into this Agreement in order to amend and restate the terms of the Original Supply Agreement.

                                    AGREEMENT

      In consideration of the mutual covenants contained herein, and the premises set forth above, the parties hereby amend and restate the Original Distribution Agreement in its entirety, as follows:

      1. Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Supply Agreement.

            1.1 "Affiliate" shall mean any individual or entity that controls, is controlled by, or is under common control with, the specified party. For purposes of this definition, "control" shall mean direct or indirect beneficial ownership of more than 50% of the voting stock, ownership interest or income interest in an entity.

            1.2 "Antigen" shall mean the Antigen, as that term is defined in the Supply Agreement (as defined below), which is supplied to OSUR, pursuant to the Supply Agreement, for the production of the appropriate Products.

            1.3   "Territory" shall mean the entire world.

            1.4 "Products" shall mean oral fluid confirmatory tests for HIV-1 manufactured from time to time during the Term by OSUR using the Antigen. For reference purposes, a list of current Products is contained in Exhibit 1.4 attached hereto.

            1.5 "Specifications" shall mean those specifications concerning the Products as set forth in Exhibit 1.5, or such other specifications as may be established pursuant to Article 7 hereof.

            1.6 "Supply Agreement" shall mean that certain Supply Agreement entered into by BMX and OSUR as of the date hereof, which amends and restates the Original Supply Agreement.

            1.7   "Term" shall have the meaning described in Section 13.1.

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            1.8   "Transfer Price" shall mean the price per Test set forth on
Exhibit 1.8, subject to adjustment as provided in Section 3.1.

            1.9 "Test" shall mean an individual confirmatory test strip for HIV-1 contained in a Product kit for HIV-1 testing.

     2.     Distributorship.

            2.1 OSUR hereby appoints BMX and its Affiliates as the exclusive distributor to sell the Products within the Territory. "Exclusive" shall mean that OSUR will not distribute or sell, or appoint any other person or entity to distribute or sell, the Products. OSUR shall not be permitted to appoint any other person or entity to distribute or sell the Products.

            2.2 BMX hereby accepts such appointment and shall use its best efforts to promote and sell Products. Notwithstanding the foregoing, if (a) at any time BMX desires to market and sell a confirmatory test that can be used with any specimen type other than oral fluid, or (b) after June 30, 2004, a new confirmatory test becomes available for marketing and sale in the United States that (i) simultaneously confirms the presence of HIV-1 plus HIV-2 or HIV-0 and
(ii) has received FDA approval for testing an oral fluid sample collected with an FDA-approved oral fluid collection device, then, upon written notice to OSUR from BMX stating that it desires to market and sell such a confirmatory test or that such an oral fluid confirmatory test has become available, and in each case identifying the specific confirmatory test, BMX may market and sell the confirmatory test which it identified and, during the period in which BMX markets and sells such confirmatory test, BMX shall be relieved of its obligations to use best efforts to promote and sell Products and instead shall use commercially reasonable efforts to sell Products as necessary to satisfy the continuing demand for the Products for the remainder of the Term. BMX represents that it is not aware of any confirmatory test intended for use in detecting any strain of HIV in oral fluid or any oral fluid collection device intended for HIV testing, that are currently in development.

            2.3 The parties are independent businesses and neither has nor will have any power, right, or authority, nor will either party represent that it has any power, right, or authority, to bind the other or to assume or to create any obligation or responsibility, express or implied, on behalf of the other. Nothing stated in this Agreement shall be construed as constituting BMX and OSUR as partners or as creating relationships of employer and employee, master and servant, or principal and agent between the parties.

            2.4 This Agreement gives BMX and its Affiliates the right to purchase Products from OSUR and to resell them in accordance with the terms and conditions of this Agreement. BMX's compensation, if any, will come solely from the margin between the price it pays for Products and the price at which it sells those Products. Except as may be provided elsewhere herein, BMX has no right to any compensation from OSUR.

            2.5 BMX shall maintain records of all sales of Products, which records shall include the name and address of the purchaser, the date of purchase, and quantity and lot number of the Products sold. If required by regulatory authorities, BMX shall furnish, during normal working hours, such information to said regulatory authorities upon OSUR's request at no charge. BMX shall not remove, deface, or otherwise obliterate any labeling placed upon Products by OSUR.

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            2.6   As consideration for BMX agreeing to amend and restate the
Original Supply Agreement and Original Distribution Agreement and entering into this Agreement and the Supply Agreement, OSUR shall pay an aggregate of $750,000 in fees to BMX, as follows:

                  2.6.1 $250,000 upon BMX's execution and delivery of this Agreement and the Supply Agreement, $250,000 on or before December 31, 2002 and $250,000 on or before March 31, 2003.

                  2.6.2 Payment of the foregoing fees shall be made by wire transfer by OSUR to an account designated in writing by BMX.

                  2.6.3 OSUR acknowledges and agrees that the payment of such fees is an irrevocable commitment, and payment thereof is non-refundable and may not be offset, reduced or delayed for any reason whatsoever. In connection therewith, OSUR has agreed to execute and deliver to BMX a Promissory Note in the form attached hereto as Exhibit 2.6.3, to evidence its commitment to make the payments due December 31, 2002 and March 31, 2003.

      3.    Price; Payment.

            3.1 BMX shall pay OSUR an amount equal to the Transfer Price for the Products sold hereunder. Commencing on January 1, 2004 and on each January 1 thereafter during the Term, OSUR may increase the Transfer Price for Products purchased during the calendar year beginning on such January 1, upon sixty (60) days prior written notice to BMX, by an amount equal to the percentage change in the Consumer Price Index published by the United States Bureau of Labor Statistics of the United States Department of Labor during the twelve (12) consecutive calendar months immediately prior to the date of the notice for which data (either preliminary or final) is then available. Comparisons shall be made using the index entitled U.S. City Average - All Items and Major Group Figures for All Urban Consumers (1982-84 = 100), or the nearest comparable data on changes in the cost of living if such index is no longer published. The Transfer Price shall not include sales, use or similar taxes, and BMX shall be responsible for payment of any such taxes.

            3.2 BMX shall pay OSUR within thirty (30) days of the date of OSUR's invoice, which invoice shall not be dated earlier than the date of shipment of Products. Amounts not paid when due shall bear interest from the invoice date at one (1) percent per month or, if less, the highest rate of interest permitted under applicable law.

      4.    Purchase Orders; Forecasts.

            4.1 All purchases of Products pursuant to this Agreement shall be effected by BMX's issuance of purchase orders. Each purchase order shall contain the following information: Product(s), quantity, delivery date(s) (in accordance with the applicable forecast unless otherwise agreed), dating, routing instructions, destination and confirmation of price. For accounting convenience, each purchase order may bear a separate number having no numerical relationship to this Agreement. No term or condition contained in any such purchase order shall alter, amend, modify or supplement OSUR's obligations hereunder unless specifically agreed to in writing by OSUR. OSUR shall accept purchase orders by facsimile. BMX shall submit orders at least 90 days in advance of the requested delivery date. OSUR may, but shall not be required to, accept orders placed less than 90 days before the requested delivery date.

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            4.2   By the last day of each calendar month, BMX shall provide OSUR with a forecast of the quantity of Products that BMX expects to order for shipment for each month during the next 12 months. The forecast shall constitute a binding commitment by BMX to purchase not less than the quantity of Product stated for each of the first three (3) months of the forecast. OSUR shall use its best efforts to meet all delivery dates for Products up to the amounts specified in the applicable forecast and shall use commercially reasonable efforts to meet requested delivery dates for Products ordered by BMX in excess of such quantities.

      5.    Product Assembly.

            5.1 Each unit of Product shall consist of Tests in strips or other components assembled and packaged together in a unit for sale, all as described in the Products' package inserts attached to Exhibit 1.5. With respect to any new Product, its package insert shall be added to and become a part of Exhibit
1.5. OSUR will assemble the Products for BMX and, subject to the provisions of
Article 10 hereof, agrees to label the Products with BMX's label in accordance with text supplied by BMX and the Specifications. BMX will supply camera-ready art for such labels. Said labeling shall also contain appropriate lot and kit numbers and product expiration dates, which lot numbers and expiration dates shall be provided by OSUR.

            5.2 OSUR shall be responsible for boxing, crating, handling, storage and other packing requirements prior to shipment. All Products shall be packaged, marked and otherwise prepared for shipment in a manner which is (i) in accordance with good commercial practice, (ii) acceptable to common carriers for shipment at the lowest reasonable rate and (iii) adequate to insure safe arrival of the Products. All such costs shall be paid by OSUR.

      6.    Delivery; Acceptance; Returns.

            6.1 All Products shall be delivered EX WORKS (Incoterms 2000) OSUR's facility. Products shall be shipped by air express or air freight. The cost of shipping shall be borne by BMX. In the event any shipment exceeds OSUR's validated transit time (currently 24 hours), BMX may refuse and return the shipment to OSUR, at OSUR's expense. OSUR shall forward to BMX a Certificate of Conformance with each lot of Product certifying that the Products conform to the Specifications, and shall provide a copy of such Certificate to BMX's purchasing agent within 24 hours after shipment. OSUR shall not deliver any Product more than five (5) days in advance of BMX's requested delivery date, and BMX may return any such Product to OSUR at OSUR's expense for subsequent delivery to BMX in conformance with the applicable purchase order.

            6.2 OSUR shall inspect all Products prior to shipment to BMX. All Products shall be subject to inspection and acceptance by BMX. BMX shall inspect incoming Product in accordance with the inspection procedures and criteria set forth in Exhibit 6.2 hereto. Any Product which fails to pass the incoming test or inspection requirements (based on the quality control specifications for each Product) may be rejected by BMX. Unless otherwise mutually agreed, BMX shall have 30 days from the receipt of Product to inspect such Product and notify OSUR in writing of BMX's rejection of any Product. Inspection by and acceptance of, or any failure to inspect or accept, any Product by BMX shall in no way relieve OSUR of its obligation to deliver Product in accordance with the warranties set forth in Article 8 or otherwise comply with this Agreement.

            6.3 BMX is authorized upon reasonable notice to OSUR and during normal business hours to inspect OSUR's manufacturing facilities and operations and quality control records to review compliance with Product Specifications, FDA Quality Systems Regulations and this Agreement. All such inspection and review shall be subject to the obligations of confidentiality set forth in
Article 12 hereof. Any such inspection or right to inspect by BMX shall in no way relieve OSUR of its obligation to deliver conforming Products and shall in no way

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waive BMX's rights to inspect and accept or reject Products. OSUR shall advise
BMX promptly in writing (including a description of any and all observations or notices made or given) of any inspection of its facilities by any governmental or regulatory agency or authority and of any other governmental or regulatory action, actual or threatened, or any other problem, condition or issue related to the Product, which OSUR's management reasonably believes, or should reasonably believe, may substantially and adversely affect the Products or OSUR's performance of its obligations under this Agreement (including, without limitation, OSUR's obligation to comply with applicable laws and regulations). In addition, at BMX's request, OSUR shall make available for review by the FDA the manufacturing and control documentation required in connection with any FDA approvals, which may be accomplished in any manner acceptable to the FDA, including the filing of a suitable master file.

            6.4 OSUR shall retain 3 units from each lot of Product manufactured and shall retain such units as samples for the stated shelf life of the Product. All samples retained shall be stored in accordance with the Specifications and shall be made available for inspection and testing by BMX.

            6.5 BMX shall market the Products in accordance with their intended purpose, as specified in the Specifications and any Product inserts. BMX shall not instruct any of its customers to use the Products in any manner inconsistent with such Product's intended purpose or any Product inserts.

      7. Changes in Specifications. BMX may, at any time, make written requests for changes in the Specifications as reasonably necessary to meet market demands, provided that such change shall have no effect upon any FDA or other governmental approval. If any requested change causes an increase or decrease in the cost of or time required in the performance for an order, such change shall not be implemented until an equitable adjustment in the price or delivery schedule or both has been agreed upon. OSUR shall notify BMX in writing at least 30 days prior to making any changes in Specifications, and shall not make any changes that would adversely affect Product performance without BMX's prior written approval, unless required by the FDA. Any change in Specifications shall be subject to the warranties given by OSUR as set forth in Article 8 hereof.

      8.    Warranties.

            8.1 OSUR warrants that it has full right and title to the Products and has authority to sell the Products to BMX. OSUR further warrants to BMX that, for the stated shelf-life of the Products, but not less than eight (8) months, such Products will conform to the Specifications; that in the production of the Products OSUR will comply with the FDA Quality System Regulations, as well as the then current good manufacturing practices, good laboratory practices and all other applicable requirements of the FDA, and with all other applicable Federal, state and local laws and regulations; and that for the stated shelf-life of the Products, but not less than eight (8) months, such Products will be free from defects in materials and workmanship. The foregoing warranties as to the quality of the Products shall not apply to any Products that have been subjected to misuse, mishandling, storage in a manner inconsistent with labeling, neglect, modification or unusual physical or chemical stress after delivery to BMX or which are defective because of Antigen supplied by BMX which does not meet the warranties therefore set forth in the Supply Agreement. THE FOREGOING WARRANTIES ARE THE SOLE AND EXCLUSIVE WARRANTIES MADE BY OSUR AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF

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MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY DISCLAIMED.

            8.2 OSUR shall indemnify, defend and hold harmless BMX from all claims, suits, liabilities, damages and expenses (including reasonable attorney fees) incurred on account of any third party product liability claims or recalls, resulting from, arising out of or connected with OSUR's breach of any of the foregoing warranties or its other obligations under this Agreement; provided, however, that the foregoing indemnity shall not extend to any claim, suit, liability, damage or expense of any kind attributable to the negligent conduct of BMX or to a defect in Products resulting solely from defective Antigen supplied by BMX.

            8.3 In the event OSUR or BMX, upon advice of legal counsel, determines that a license from a third party or third parties is required to enable OSUR to make and sell the Products without infringing patent rights of any such parties, then OSUR shall use its best efforts to obtain such license. If OSUR is unable or unwilling to obtain such a license within 6 months after such determination is made, then BMX shall be free to negotiate with such third party for a license. In the event neither party obtains a license from the third party, either party shall be entitled to cancel any pending purchase commitments and to terminate this Agreement.

                  8.3.1 Provided BMX has approved of the license agreement to OSUR , OSUR may add the agreed net royalty which is due the third party to the Transfer Price for each Test, which royalty shall be paid by BMX.

            8.4 It shall be a condition to OSUR's indemnification obligation that BMX follow the procedures set forth below:

                  8.4.1 BMX shall promptly notify OSUR upon learning of any claim for which indemnification may be sought; provided however failure to give such prompt notice shall only relieve OSUR of its obligation to provide indemnification to the extent such failure has a materially adverse effect which limits OSUR from making a proper defense of such claim.

                  8.4.2 BMX shall permit OSUR to control the response to and any settlement or defense of any claim as to which indemnification may be sought, but may require that any settlement agreement impose no obligation on BMX other than the payment of monetary damages for which OSUR indemnifies BMX. BMX's written consent, not to be unreasonably withheld, shall be required on any term other than the payment of such damages. BMX shall have the right to participate in the response to and any settlement or defense of the claim using its own counsel at its own expense. If OSUR fails within a reasonable time to respond to and undertake a settlement or defense of the claim, BMX shall have the right, but not the obligation, to undertake such response, settlement, and defense, at OSUR's expense and risk.

                  8.4.3 BMX shall cooperate fully with OSUR with respect to any claim for which indemnification is sought, making available all information and assistance that OSUR may reasonably request and that is under BMX's control.

       9.   Regulatory Matters.

            9.1 OSUR has obtained approval of a Pre-Market Approval Application ("PMA") for the Products from the FDA. If any change to the Specifications requires a supplement to the PMA, OSUR will use commercially reasonable efforts to prepare, file and prosecute the necessary regulatory submission. OSUR shall bear the cost of generating any

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supporting clinical data required in connection with the submission unless OSUR is making the change at BMX's request, in which event BMX shall bear such cost.

            9.2 No changes or amendments shall be made to OSUR's PMA if such changes or amendments would involve changes to the Specifications or would adversely affect the performance of the Products, unless BMX has given its prior written approval. The parties acknowledge that OSUR intends to change the manufacturing location for the Products from Beaverton, Oregon to Bethlehem, Pennsylvania and nothing in this Agreement shall preclude OSUR from doing so, so long as OSUR manufactures the Products in Bethlehem, Pennsylvania in accordance with this Agreement.

            9.3 BMX shall not market the Products in any country in which all appropriate regulatory approvals have not been obtained.

      10.   Labeling; Trademarks.

            10.1 All Products shall be labeled in accordance with BMX's chosen format and specifications (e.g., under BMX's name and trademark(s)), which shall be reasonably acceptable to OSUR and shall include, to the extent required by the FDA or other applicable governmental authority, OSUR's name and other information pertaining to OSUR. A copy of the current Product labeling which is acceptable to BMX is attached as Exhibit 10.1. BMX shall be responsible for ensuring that such labeling conforms to all applicable law in each jurisdiction in which the Products are sold, and shall indemnify and hold harmless OSUR against any and all claims, losses, or damages arising out of or in any way resulting from BMX's failure to do so.

            10.2 Neither party shall acquire any right, title or interest in any trademark, trade name, logo or copyright of the other party by reason of this Agreement, except for the rights hereby granted to BMX to use trademarks, trade names, logos and copyrights of OSUR to distribute and promote the Products during the Term. BMX's rights to use OSUR's trademarks, trade names, logos or copyrights shall terminate upon the termination or expiration of this Agreement; provided however, BMX may continue to use them for a reasonable time after such termination or expiration in connection with the promotion and sale of any remaining Products in inventory upon termination or expiration of this Agreement. Each party shall be responsible for registering, as necessary, its own trademarks, trade names, logos and copyrights.

      11. Complaints; Recalls. Customer complaints and recalls shall be handled pursuant to the criteria set forth in Exhibit 11.

      12.   Confidentiality.

            12.1 Each party shall take such steps and, when necessary to protect the rights of the other, shall cause its Affiliates to take such steps as are reasonably required to protect and keep confidential, and shall not use, publicize or otherwise disclose to third parties other than Affiliates, Confidential Information (as defined below) of the other party (or its Affiliates), which Confidential Information was acquired from the other party (or its Affiliates) pursuant to this Agreement, including, without limitation, following procedures designed to limit access to such Confidential Information to those persons having the need to know it. The parties shall not disclose or use such Confidential Information except as they may be entitled to do so under this Agreement or if necessary pursuant to or in the performance of this Agreement.

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            12.2   The obligation of confidentiality and restriction on use
imposed by the foregoing Section 12.1 shall not apply to any particular item of Confidential Information that:

                   12.2.1 is known or generally available, or subsequently becomes known or generally available, to the public, or is otherwise at the time of disclosure or subsequently becomes part of the public domain, whether by printed publication or otherwise, through no fault of the receiving party;

                   12.2.2 the receiving party can demonstrate by competent evidence, based in substance upon writings and/or physical evidence,
            (i) was known to the receiving party at the time of receipt or (ii) is furnished to the receiving party without obligation of confidentiality or nonuse by a third party, either before or after the time of its disclosure by the disclosing party, which third party is not restricted by confidential undertaking to the disclosing party at the time of the disclosure;

                   12.2.3 the receiving party can demonstrate by competent evidence, based in substance upon writings and/or physical evidence, has been developed independently by the receiving party by persons not having access to the Confidential Information; or

                   12.2.4 is the Confidential Information of the disclosing party that the disclosing party discloses to a non-Affiliate without restriction.

            12.3 The obligations of confidentiality and restriction on use under this Article 12 shall continue to be binding upon the parties, for a period of five years following termination or expiration of this Agreement.

            12.4 Either party may also disclose Confidential Information disclosed to it by the other party to the extent, and only to the extent, such disclosure is necessary for such party to comply with applicable governmental laws or regulations, including disclosures in any regulatory filings required in connection with the Products. The party that desires to so disclose Confidential Information shall give the other party reasonable advance notice of any such proposed disclosure pursuant to such compliance with law or regulation, shall use its best efforts to secure confidential treatment of the Confidential Information thus disclosed, and shall advise the other party in writing of the manner in which that was done.

            12.5 For purposes of this Agreement, Confidential Information shall mean: (a) data, inventions, information, processes, know-how, patent applications, trade secrets and similar intellectual property rights of a party, including, without limitation, the original and copies of all documents, inventions, laboratory notebooks, drawings, specifications, devices, equipment, prototype models and tangible manifestations embodying any technology disclosed hereunder, (b) a party's customer lists and marketing, sales, costs, royalty and similar information related to the manufacture or sale of Antigen, Vironostika Assays or Products, and (c) any other information disclosed in writing and marked as "Confidential Information" or, if disclosed orally, reduced to writing and marked as "Confidential Information" and submitted within thirty (30) days of the original oral disclosure.

      13.   Term; Termination.

            13.1 The initial term of this Agreement shall commence on the date first written above and shall continue until December 31, 2005 (the "Initial Term"), unless terminated earlier as provided below; provided, however, that this Agreement shall automatically renew for successive additional periods of one year each (each a "Renewal Term" and together with the Initial Term, the "Term") unless either party gives the other written notice of its election not to

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renew this Agreement, which notice must be given not less than 180 days prior to the expiration of the Initial Term or applicable Renewal Term. In the event FDA approval for the use of BMX's HIV-O-TEK HIV-1 assay to detect HIV-1 in an oral fluid sample collected with an OraSure(R) Oral Specimen Collection Device is received on or before December 31, 2004, the Initial Term shall automatically be extended to December 31, 2007 (notwithstanding either party giving notice of its election not to renew).

            13.2 Without waiving any other rights BMX may have hereunder, BMX shall have the right to terminate this Agreement at any time within 90 days following the occurrence of any of the following events:

                   13.2.1 OSUR fails on more than one occasion in any calendar year to deliver Products within 20 working days after the delivery dates established pursuant to Article 4 unless such failure results from BMX's failure to supply Antigen or Vironostika Assays under the terms of the Supply Agreement or unless BMX elects the remedy provided in Section 13.3 hereof;

                   13.2.2 The Products delivered do not conform to the applicable Specifications or warranties contained in this Agreement, provided such failure does not result from BMX's failure to supply Antigen or Vironostika Assays which meet the specifications set forth in the Supply Agreement, and OSUR does not provide conforming replacement Products within 10 days after notice of the nonconformity;

                   13.2.3 OSUR is in material breach of any of the other provisions of this Agreement or of any purchase order issued pursuant to this Agreement and such breach is not cured within 30 days of written notice thereof to OSUR;

                   13.2.4 OSUR becomes insolvent or files a voluntary petition in bankruptcy; OSUR makes an assignment for the benefit of creditors; a receiver, trustee in bankruptcy or similar officer is appointed to take charge of all or part of OSUR's assets/property; or an involuntary petition of bankruptcy is filed against OSUR and, in the case of any of the foregoing, the same are not removed within 30 days; or

                   13.2.5 The Supply Agreement expires without being renewed or is terminated other than for default of BMX.

            13.3   In the event OSUR is in breach of Section 13.2.1 or Section
13.2.4 hereof and such breach is not promptly remedied, BMX may elect not to terminate this Agreement but may instead assume the manufacture of, or may have manufactured, the Products until such time as OSUR gives 60 days written notice that it is able to resume production and delivery of the Products in accordance herewith; provided, however, BMX may revoke such election at any time and terminate this Agreement by giving written notice thereof to OSUR. If BMX makes such an election, OSUR will provide BMX the know-how, data, documentation and technical assistance, at BMX's expense, which is reasonably necessary for BMX to manufacture the Products. During the time BMX is manufacturing the Products, OSUR shall be relieved of its obligations under Articles 4, 5, 6, 8, 9, 10, 11, and 14 hereof; provided however such obligations shall only be relieved with respect to Products manufactured by BMX or others at BMX's request.

            13.4 Without waiving any other rights OSUR may have, OSUR shall have the right to terminate this Agreement at any time within 90 days following the occurrence of any of the following events:

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                   13.4.1  BMX is in material breach of any of the provisions of this Agreement and such breach is not cured within 30 days of written notice thereof to BMX (15 days for breach of payment terms);

                   13.4.2 BMX becomes insolvent or files a voluntary petition in bankruptcy; BMX makes an assignment for the benefit of creditors; a receiver, trustee in bankruptcy or similar officer is appointed to take charge of all or part of BMX's assets; or an involuntary petition of bankruptcy is filed against BMX, and in the case of any of the foregoing, the same are not removed within 30 days;

                   13.4.3 The Supply Agreement expires without being renewed or is terminated other than for default of OSUR; or

                   13.4.4 The regulatory approvals necessary to allow OSUR to manufacture and sell the Products for commercial purposes in the United States are withdrawn, provided OSUR has used its best efforts to maintain such approvals and to prevent such withdrawal.

             13.5 Termination or expiration of this Agreement shall not relieve any party from performance of any obligation then due nor affect any rights accrued prior to the effective date of such termination or expiration.

       14. Insurance. During the Term of this Agreement, each party shall maintain comprehensive general liability insurance, including product liability insurance, through a carrier reasonably satisfactory to the other, that will adequately insure it against risks associated with the manufacture, use and sale of Products in an amount not less than $4,000,000 per occurrence. Evidence of such insurance shall be furnished to the other party upon request.

       15. Taxes and Duties. BMX shall have the sole responsibility to pay all import duties and fees, taxes and other charges levied by government authorities upon or in connection with any transaction covered by this Agreement, including, without limitation, taxes on sales, use, transactions or inventory, and value added taxes.

       16.   Related Products.

       16.1  HIV-O-TEK Assay.

                   16.1.1 OSUR will conduct, at its cost, the pre-clinical and clinical trials required to obtain a claimed indication for BMX's new HIV-O-TEK HIV-1 assay for testing of an oral fluid sample collected with the OraSure(R) Oral Specimen Collection Device. BMX will provide all HIV-O-TEK HIV-1 assays required for the trials. OSUR shall pay BMX for 50% of BMX's cost for up to the first 25,000 HIV-O-TEK HIV-1 assays required for the pre-clinical and clinical trials, and shall pay BMX's cost for all such additional HIV-O-TEK HIV-1 assays required therefore. For purposes of this Section 16.1.1, BMX's cost shall not exceed $**** per test.

                   16.1.2 The parties have met and will continue to meet to clarify what FDA submissions will be required and which party will prepare and make such submissions. Subject to further discussions between the parties and with the FDA, OSUR will use its best efforts to complete all pre-clinical and clinical trials and prepare a report of the results of such trials, in a format reasonably acceptable to the parties, by August 31, 2003, so that whichever party must file the submission(s) may do so by September 30, 2003. The foregoing best efforts obligation of OSUR is subject to (i) BMX providing timely cooperation in developing a regulatory filing strategy and clinical trial protocol that is reasonably acceptable to the parties and acceptable to the FDA, (ii) BMX providing sufficient quantities of its HIV-O-TEK HIV-1 assay in a timely manner as required for the pre-clinical and clinical trials, (iii) the HIV-O-TEK HIV-1 assays provided by BMX performing at a level required to meet the FDA approval requirements for the detection of HIV-1 in an oral fluid sample, and (iv) BMX receiving FDA approval of its current PMA submission for the HIV-0-TEK HIV-1 assay on or prior to September 30, 2003.

                   16.1.3 OSUR shall be responsible for developing a protocol for conducting the clinical trials in the most economical and expeditious manner possible and BMX will cooperate in developing such protocol. The parties shall also develop an action plan, specifying the respective responsibilities of each party with respect to other requisite actions in seeking regulatory approval. Further, the parties shall agree upon a definition of "intended use" for purposes of presentation to the FDA. Thereafter, the parties shall present the proposed protocol, action plan and definition of intended use to the FDA for its review and concurrence prior to beginning clinical trials. The parties shall use their reasonable best efforts to meet with the FDA regarding these matters. Such modifications as necessary to obtain FDA concurrence will be negotiated between the parties. The party determined to be responsible for preparing an FDA submission and each additional action item, based on discussions between the parties and the FDA, shall use its best efforts to file and prosecute such submission and complete the other actions in as prompt a manner as is reasonably possible. The scope of the pre-clinical and clinical trials shall be determined pursuant to the protocol reasonably developed by the parties and approved by the FDA.

            16.2 Vironostika Assay Availability. BMX will use commercially reasonable efforts to continue to make available its Vironostika Assay on commercially reasonable terms to its customers that purchase or use the OraSure(R) Oral Specimen Collection Device until receipt of FDA approval for the use of BMX's HIV-O-TEK HIV-1 assay to detect HIV-1 in an oral fluid sample collected with an OraSure(R) Oral Specimen Collection Device. Notwithstanding the foregoing, in the event the FDA submissions, contemplated by Section 16.1, have not been filed by September 30, 2003, or the FDA approval for HIV-0-TEK referred to in the preceding sentence is not received by December 31, 2004, and in each such case such failure is not attributable solely to the acts or omissions of BMX, then BMX shall have no further obligation pursuant to this
Section 16.2.

            16.3 New Collection Device. OSUR does not currently plan to commercialize its OraSure(R) II Oral Specimen Collection Device (the "OraSure(R) II Device"). If, at the request of BMX, OSUR elects to seek FDA approval of either the OraSure(R) II Device or an improved version of its OraSure(R) Oral Specimen Collection Device for the detection of HIV-1 in oral fluid (it being understood that such election shall be at OSUR's sole discretion), OSUR and BMX each agree that either of BMX's Vironostika or another of BMX'sHIV-1 assays then available on the market will be included in the clinical trials for qualification with OSUR's new device, provided that (i) OSUR shall have no obligation to make changes to its new device necessary for the Vironostika or other assay to be so qualified; (ii) if the Vironostika or other HIV-1 assay becomes qualified for use with OSUR's new device, BMX shall continue to make the Vironostika or other HIV-1 assay used in such clinical trials available on commercially reasonable terms to customers purchasing OSUR's new collection device for a period of at least 2 years after receipt of FDA approval, (iii) BMX provides all Vironostika or other HIV-1 assays required for the pre-clinical and clinical trials and testing at no cost to OSUR and agrees to use best efforts to file and prosecute, at its cost, any FDA submission which it must file in order to qualify its assays for use with OSUR's new device, and (iv) the parties shall agree in good faith to an equitable sharing of the costs of obtaining FDA approval.

       17.   Miscellaneous.

             17.1 Force Majeure. Neither party shall be liable for any delay or default in such party's performance if such default or delay is caused by any event beyond the reasonable control of such party, including, but not limited to, acts of God; war; insurrection; civil commotion; labor disturbances, epidemic, or destruction of production facilities or materials by earthquake, fire, flood or storm, or other similar event. The party suffering such cause shall immediately notify the other party of the cause and the expected duration of such cause. Neither party shall be liable to the other for any such delay or default.

             17.2 Notices. Notices required or permitted hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, or facsimile (with confirmation by first class mail) or telex to the addresses set forth below or to such other address in the United States that the parties may hereafter specify, and shall be effective upon receipt:

             If to BMX:

                    bioMerieux, Inc.
                    100 Rodolphe Street
                    Durham, NC 27712
                    Attn:  President
                    Copy: General Counsel
                    Facsimile: (919) 620-2519

             If to OSUR:

                    OraSure Technologies, Inc.

                    150 Webster Street
                    Bethlehem, PA 18015
                    Attn:  President
                    Copy: General Counsel
                    Facsimile: (610) 882-2275

             17.3 Governing Law. The rights of the parties under this Agreement shall be governed by the laws of the State of North Carolina, excluding choice of law rules and excluding the United Nations Convention on the International Sale of Goods.

             17.4 Assignment. This Agreement and the rights and obligations arising hereunder may be assigned to an Affiliate, or to a third party, in whole or in part, by either party with the prior written consent of the other. Such consent shall not be unreasonably withheld. Notwithstanding the above, this Agreement may be assigned by either BMX or OSUR to a third party which succeeds to all or substantially all of the assigning party's business, whether by merger, consolidation, sale or otherwise, without the consent of the non-assigning party, except that, in the event of an assignment by OSUR to any party reasonably deemed a competitor of BMX, as defined below, by BMX, BMX retains the right to refuse such assignment. A competitor of BMX shall mean an entity that competes with BMX in the manufacture, distribution or sale of diagnostic products. Subject to the restrictions on assignment set forth herein, this Agreement shall inure to the benefit of and bind the successors and permitted assigns of each of the parties.

             17.5 Entire Agreement. From the effective date hereof, this Agreement (together with all Exhibits), the Supply Agreement and that certain Release and Settlement Agreement of even date herewith between the parties (the "Release"), set forth and constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede any and all other prior agreements, understandings, promises and representations made by either party to the other concerning the subject matter hereof; provided, however, that any sales of Products which occurred under the Original Distribution Agreement or which are pending as of the date of this Agreement, and the parties' rights and obligations with respect thereto, shall continue to be governed by the terms of the Original Distribution Agreement. This Agreement may not be released, discharged, amended or modified in any manner except by an instrument in writing, making specific reference to this Agreement, and signed by duly authorized representatives of both parties.

             17.6 Waiver. No waiver of any right under this Agreement shall be deemed effective unless contained in writing and signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future right or any other right arising under this Agreement.

             17.7 Survival. Articles 8, 11, 12, 17 and Sections 10.1 (indemnity only) and 10.2 shall survive expiration or termination of this Agreement notwithstanding the delivery, acceptance or payment for Products.

             17.8 Severability. If any provision of this Agreement is held invalid by any law, rule, order or regulation of any government or by the final determination of any state or federal court, such invalidity shall not affect the enforceability of all other provisions of this Agreement not held to be invalid.

             17.9 Compliance with Law. Each party shall comply with all applicable laws, rules and regulations, including FDA regulations, in its performance under this Agreement.

             17.10 Captions. Captions and section headings of this Agreement are for convenience of reference only and shall not affect the interpretation or meaning of this Agreement.

             17.11 Attorney Fees. In the event suit or action or arbitration is instituted to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover from the other party such sum as the court or arbitrator may adjudge reasonable as attorney fees at trial or arbitration, on appeal, and on any petition for review, in addition to all other sums provided by law; provided, however, such sums shall not exceed the damages awarded to the prevailing party.

             17.12 Press Release. Neither party shall make any public disclosure (including press releases) of the terms of this Agreement without the prior written consent of the other party, except to the extent required by securities or other laws in the reasonable opinion of such party or its counsel. If a party intends to issue a press release regarding this Agreement, it shall provide the proposed release by facsimile or otherwise to the other party at least twenty-four (24) hours before the release is issued and shall make any changes reasonably requested by the other party before the release is issued.

             17.13 Alternate Dispute Resolution. The parties shall attempt in good faith to resolve promptly any dispute arising out of or relating to this Agreement by negotiation. If the matter cannot be resolved in the normal course of business, either party shall give the other party written notice of any such dispute not resolved, after which the dispute shall be referred to senior executives of both parties, who shall likewise attempt to resolve the dispute. If the dispute has not been resolved by negotiation within forty-five
(45) days of the disputing party's written notice or if the parties fail to meet within twenty (20) days from such notice, the parties shall endeavor to settle the dispute by mediation under the supervision of and in accordance with the Center for Public Resources ("CPR") Model Mediation Procedure for Business Disputes. Unless otherwise agreed, both parties and either individual party may request the CPR to appoint an independent mediator. The location of the mediation shall be agreed upon by both parties and, in the event parties do not timely agree, the location will be determined by the mediator. Any dispute not settled by the mediation referenced above within sixty (60) days after appointment of a mediator may, upon the request of either party, be submitted to arbitration in accordance with the CPR Arbitration Rules and Commentary. A single, impartial arbitrator mutually acceptable to the parties shall conduct the arbitration. In the event the parties cannot agree on an arbitrator within twenty-one (21) days after the end of the aforesaid sixty (60) days, either party may have an arbitrator appointed by the CPR. The location of the arbitration shall be agreed upon by both parties. As a condition of appointment of the arbitrator, said arbitrator shall agree to use her/his best efforts to conclude the proceeding within sixty (60) days. Said arbitrator shall further have the authority to limit the volume of evidence and documents to be submitted by the parties. Any court having jurisdiction thereof may enter judgment upon the award rendered by the arbitrator. This Section 17.13 shall, however, not be construed to limit or to preclude either party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as necessary or appropriate.

             17.14 Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be an original and together all such counterparts shall constitute a single instrument. A facsimile transmission of a signed counterpart shall be the same as delivery of an original.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

bioMerieux, Inc.                            OraSure Technologies, Inc.


By: /s/ Brian W. Armstrong                  By: /s/ Mike Gausling
    --------------------------------            ------------------------------

Name:    Brian W. Armstrong                 Name:    Mike Gausling
      ------------------------------              ----------------------------

Title:   CFO                                Title:   CEO
       -----------------------------               ---------------------------

                                   EXHIBIT 1.4

                                    PRODUCTS

                       PRODUCT                                  OSUR Part Number

          ORASURE ORAL FLUID WESTERN BLOT KIT                      501-0000

                                   EXHIBIT 1.5

                                 SPECIFICATIONS

                   HUMAN IMMUNODEFICIENCY VIRUS TYPE 1 (HIV-1)

                        OraSure(R) HIV-1 Western Blot Kit


              An Enzyme Immunoassay for the Detection of Antibodies
                 to Human Immunodeficiency Virus Type 1 (HIV-1)
                  in Human Oral Fluid Specimens Obtained with
                OraSure(R) HIV-1 Oral Specimen Collection Devices




                                    20 Tests

                              Store at 2-8(degrees)C

TABLE OF CONTENTS                                                          PAGE
NAME AND INTENDED USE ..................................................     1
SUMMARY AND EXPLANATION OF THE TEST ....................................     1
CHEMICAL AND BIOLOGICAL PRINCIPLES OF THE PROCEDURE ....................     2
KIT COMPONENTS SUPPLIED ................................................     3
EQUIPMENT REQUIRED BUT NOT SUPPLIED ....................................     4
KIT STORAGE AND STABILITY ..............................................     4
CHEMICAL OR PHYSICAL INDICATIONS OF INSTABILITY ........................     4
SPECIMEN COLLECTION, STORAGE, AND PREPARATION ..........................     5
PRELIMINARY PRECAUTIONS ................................................     6
PROCEDURAL NOTES AND PRECAUTIONS .......................................     6
ORASURE HIV-1 WESTERN BLOT TEST PROCEDURE ..............................     8
QUALITY CONTROL ........................................................    12
INTERPRETATION OF RESULTS ..............................................    12
LIMITATIONS OF THE PROCEDURE ...........................................    14
PERFORMANCE CHARACTERISTICS ............................................    14
REFERENCES .............................................................    21
KIT AVAILABILITY .......................................................    22

                              NAME AND INTENDED USE

The OraSure(R) HIV-1 Western Blot Kit is an in vitro qualitative assay for the detection of antibodies to individual proteins of the Human Immunodeficiency Virus Type 1 (HIV-1) in human oral fluid specimens obtained with the OraSure HIV-1 Oral Specimen Collection Device. For convenience, the collection device will hereafter be referred to as "OraSure". The OraSure HIV-1 Western Blot Kit is intended for use as an additional, more specific test for HIV-1 antibodies in OraSure specimens collected from individuals of unknown risk for HIV-1, which are found to be repeatedly reactive by the Oral Fluid Vironostika(R) HIV-1 Microelisa System. The OraSure HIV-1 Western Blot Kit is intended for professional use only.

The OraSure HIV-1 Western Blot Kit is not intended for use with blood, serum/plasma or urine specimens or for screening potential blood donors.

                       SUMMARY AND EXPLANATION OF THE TEST

Acquired Immunodeficiency Syndrome (AIDS) is caused by at least two etiologic agents which are designated as Human Immunodeficiency Virus Type 1 (HIV-1) and Human Immunodeficiency Virus Type 2 (HIV-2)./1,2/ Infections with HIV-2 are found primarily in parts of West Africa./2/ Current data indicate that HIV infections are transmitted by sexual contact, exposure to blood (including sharing needles and syringes) or certain blood products, and perinatally by mother to infant./3,4/ Published data have established that patients with AIDS and individuals infected with HIV-1 produce antibodies against HIV-1 proteins. Studies have shown that HIV-1 antibodies have been detected in saliva samples of most HIV-infected patients./5-7/

A number of EIA kits are currently available for the screening of serum specimens for HIV-1 antibodies. The Oral Fluid Vironostika HIV-1 Microelisa System manufactured by bioMerieux, Inc. is available specifically for screening OraSure oral fluid specimens. These specimens are obtained using the OraSure HIV-1 Oral Specimen Collection Device which is designed to collect oral HIV-1 antibodies while minimizing problems inherent in saliva samples (namely in high viscosity and instability). Samples found to be repeatedly reactive for HIV-1 antibodies are tested using additional, more specific tests, such as Western blot or immunofluorescence assays. The Western blot assay, as described by Tsang et al,/8/ is useful for elucidating the specificity of the antibody response to HIV-1 (a summary of the principles of the assay is presented on page 2).

Clinical serum samples that are reactive in the screening assays but do not contain HIV-1 antibodies have also been described./9/ Some of these samples possess antibodies to certain Class II HLA histocompatibility antigens that are found in some cell lines used to produce the virus. Other individuals, who have had no known exposure to HIV-1, produce reactive results in the screening test for unknown reasons. Such nonspecific results are found commonly when screening tests are used in low risk populations. Since the psychosocial and medical implications of a positive antibody test may be significant, it is recommended that additional testing be performed on such samples to validate the presence of antibodies specific to HIV-1./10/

The OraSure HIV-1 Western Blot Kit was developed in order to provide an additional, more specific assay for HIV-1 antibody detection in OraSure specimens found to be repeatedly reactive in the screening EIA. The OraSure HIV-1 Western

Blot Kit, when used as directed in this insert, will detect antibodies to HIV-1 when present in human oral fluid samples obtained with the OraSure HIV-1 Oral Specimen Collection Device. The position of bands on the preblotted nitrocellulose strips allows the antibody reactivity to be associated with specific viral antigens. An OraSure sample that is reactive in both EIA screening test and Western blot assay is presumed to be positive for antibodies to HIV-1, indicating infection with this virus except in situations of passively acquired antibody or experimental vaccination. Antibodies to HIV-2 may also react with the protein antigens of HIV-1./11/ Therefore, individuals infected with HIV-2 may have reactive tests in the HIV-1 Western blot assay. Usually, however, the cross-reactivity is incomplete, resulting in an indeterminate test result (see Interpretation of Results section). Absence of antibodies to HIV cannot be taken as absolute proof that an individual is free of HIV-1 or incapable of transmitting the virus. Individuals with positive tests should be referred for medical evaluation.

               CHEMICAL AND BIOLOGICAL PRINCIPLES OF THE PROCEDURE

The whole cell viral lysate used in the manufacture of the OraSure HIV-1 Western Blot Kit is manufactured by bioMerieux, Inc. (U.S. license number 956). It is HIV-1 propagated in an H-9/HTLV-IIIB, T-lymphocyte cell line. It is purified by ultracentrifugation and inactivated by treatment with nonionic detergent and heat.

When used to manufacture the preblotted strips, inactivated and denatured proteins of the HIV-1 virus are fractionated by SDS-polyacrylamide gel electrophoresis. The resolved protein bands are electrophoretically transferred to nitrocellulose sheets. These preblotted nitrocellulose sheets are cut into strips.

OraSure HIV-1 specimens, diluted in Sample Buffer, are incubated with the preblotted nitrocellulose strips. If antibodies to specific HIV-1 proteins are present in a specimen, they bind to epitopes contained in the proteins banded on the strip. Any antibody not bound is removed by washing. The conjugate, alkaline phosphatase-labeled goat anti-human immunoglobulin, is then added to the strip and allowed to incubate. It binds to antibodies already bound to viral proteins on the strip. Excess conjugate is removed by washing. The strips are then incubated with a substrate specific to the alkaline phosphatase. The color reaction is stopped by aspiration and washing.

If antibodies to specific HIV-1 proteins (p) or glycoproteins (gp) are present in the specimen in sufficient concentration, purple bands may be visible at one or more of the following positions on the nitrocellulose strip: gp160, gp120, p65, p55, p51, gp41, p31, p24, and p18 (number refers to apparent molecular weight in kilodaltons).

                             KIT COMPONENTS SUPPLIED
                                  (20 Test Kit)

OraSure(R) HIV-1 Western Blot Strips                                   20 strips
Prenumbered nitrocellulose strips, preblotted with resolved HIV-1 proteins; packed in a resealable plastic pouch between buffer-soaked absorbent paper; buffer contains 0.1% sodium azide as a preservative.

Substrate                                                        1 bottle; 22 mL
BCIP/NBT single reagent substrate in an organic base/TRIS buffer.

Powdered Milk                                                     1 bottle; 30 g
Non-fat milk solids.

Sample Diluent Concentrate                                      1 bottle; 100 mL
Phosphate buffered saline with 3.0% Tween-20; contains 0.01% thimerosal as a preservative.

Conjugate Concentrate                                            1 vial; 0.25 mL
Goat anti-human IgG (heavy and light chains) F(ab')\\2\\ fragment, labeled with alkaline phosphatase; contains 0.1% sodium azide as a preservative.

OraSure(R) HIV-1 WB Negative Control                             1 vial; 0.65 mL
Human serum or plasma, nonreactive for antibodies to HIV-1, in OraSure Control Matrix; tested negative for HBsAg and antibodies to HCV; contains a proprietary preservative.

OraSure(R) HIV-1 WB Low Positive Control                         1 vial; 0.65 mL
Human serum or plasma, reactive for antibodies to HIV-1, in OraSure Control Matrix; tested negative for HBsAg and antibodies to HCV; heat-inactivated to render material noninfectious for HIV-1; contains a proprietary preservative.

OraSure(R) HIV-1 WB High Positive Control                        1 vial; 0.65 mL
Human serum or plasma, reactive for antibodies to HIV-1, in OraSure Control Matrix; tested negative for HBsAg and antibodies to HCV; heat-inactivated to render material noninfectious for HIV-1; contains a proprietary preservative.

Reaction Trays                                                            5 each
Eight lane disposable trays with lids.

Caution: The Negative Control is prepared from human plasma or serum found to be nonreactive for HIV-1 antibodies and tested for Hepatitis B surface antigen (HBsAg) and antibodies to HCV by FDA-licensed methods. The Positive Controls are prepared from anti-HIV-1 positive human plasma or serum, which was heat-inactivated to render it noninfectious for HIV-1. However, as no procedure can offer complete assurance that infectious agents are absent, all specimens of human origin should be considered potentially infectious and handled with care./12/

                       EQUIPMENT REQUIRED BUT NOT SUPPLIED

 1.   Centrifuge tube for each sample to be processed
 2.   Centrifuge
 3.   Refrigerator (2-8(degree)C)
 4.   37(degree)C water bath
 5.   Graduated cylinders
 6.   Beaker or appropriate mixing vessel
 7.   Balance
 8.   Laboratory timer
 9.   Magnetic stir plate and stir bar
 10.  Test Tubes: glass, polypropylene, or polystyrene (12x75 mm) (optional)
 11.  Precision micropipets to deliver variable volumes from 5 to 1000 (*)L
 12.  Disposable pipet tips
 13.  Graduated pipets to deliver volumes to 25 mL
 14.  Scissors
 15.  Forceps for strip handling (plastic or Teflon-coated)
 16.  Transfer pipets
 17.  Rotary platform, capable of rotating at 50-60 rpm
 18.  Aspiration system
 19.  Repeating pipet to deliver 1-2 mL volumes

                            KIT STORAGE AND STABILITY

 1.   Store all components at 2-8(degree)C when not in use.
 2. Expiration dates printed on the kit and kit components indicate the limits of stability.
 3. Stability of the components after reconstitution or dilution is as follows:
      a. Sample Buffer
         Store at room temperature while performing assay. Discard excess buffer at completion of assay.
      b. Sample dilutions
         Test tube sample dilutions must be applied to the strips within one hour of dilution. The dilutions are stored at room temperature during that time.
      c. Conjugate dilution
         Conjugate dilution must be prepared during the last five minute wash and applied immediately after the wash is complete and the wash solution is aspirated. Excess Conjugate dilution must be discarded.
      d. All other kit components are supplied ready to use.
4.    Keep strip pouch tightly sealed. Do not let strips dry out.

                 CHEMICAL OR PHYSICAL INDICATIONS OF INSTABILITY

Alterations in physical appearance of kit materials may indicate instability or deterioration.

Note: Sample Diluent Concentrate may contain crystals. This will not affect essay performance if crystals are dissolved before use (see page 8, step 1.a).

Substrate is pale yellow in color. A fine black precipitate may be observed but its presence does not affect product performance.

(*) denote umalut

                  SPECIMEN COLLECTION, STORAGE AND PREPARATION

Note: This test kit may not be used to assay blood specimens. This test kit may only be used to assay OraSure HIV-1 oral fluid specimens obtained using the OraSure HIV-1 Oral Specimen Collection Device.

A.    Specimen Collection
      1. Refer to the OraSure HIV-1 Oral Specimen Collection Device package insert for instructions on collecting a specimen.
      2. OraSure HIV-1 specimens must be transported to the laboratory in the OraSure HIV-1 Specimen Vial.
      3. OraSure HIV-1 specimens may be transported to the laboratory at ambient temperature via courier, air freight, or regular mail. OraSure specimens should be protected from impact, direct sunlight, and temperatures exceeding 37(degree)C (98(degree)F). Federal, state and local regulations regarding transportation of diagnostic specimens are applicable to OraSure HIV-1 specimens.

B.    Specimen Storage
      1. After receipt at the laboratory, OraSure HIV-1 specimens (on or off the collection pad) should be stored at 2-8(degree)C. Specimens may be stored at 4(degree)C to 37(degree)C for a maximum of 21 days from the time of collection, including the time for shipping and testing. If testing of specimens cannot be completed within 21 days, OraSure HIV-1 specimens can be stored frozen at -20(degree)C for a maximum of six weeks.

      2. OraSure HIV-1 specimens frozen and thawed once must be tested within the 21 days (see B.1 above). Specimens frozen and thawed twice must be tested within 24 hours, or discarded.

C.    Specimen Preparation
      1. Record the specimen identification number from the OraSure HIV-1 Specimen Vial.
      2. Ensure that the specimen is within acceptable dating for testing, i.e., *21 days from collection. Note: All testing should be completed within 21 days of specimen collection unless stored at -20(degree)C (see B.1 above).
      3. Hold the vial with the pointed tip up.
      4. Move the pad away from the vial tip by gently tapping the vial.
      5. Break the pointed tip of the vial off with the thumb.
      6. Place a centrifuge tube over the vial and invert the tube and vial.
      7. Centrifuge at 600-800 x g force for 15 minutes.
      8. Determine that there is a minimum of 0.75 mL volume of specimen eluate.

If the volume of the centrifuged specimen is less than 0.75 mL, the specimen is unsuitable for testing and a new specimen from the test subject must be obtained. Notify the ordering physician if the volume of specimen is insufficient.

* denotes less than

                             PRELIMINARY PRECAUTIONS

 1. Keep testing area separate from areas where blood or blood products for transfusion are stored.
 2.   Do not pipet by mouth.
 3.   Do not smoke, eat, or drink while handling test materials.
 4. Wear disposable gloves throughout the specimen processing and testing procedure.
 5. Handle all materials used in the test (including specimens, Sample Buffer, reaction trays and pipets) as though capable of transmitting infectious agents./12/
 6. Consult a physician immediately in the event that contaminated materials are ingested or come in contact with mucous membranes or breaks in the skin.
 7. Immediately clean up any spills containing potentially infectious material with freshly prepared 1:10 dilution of ***5% sodium hypochlorite (bleach) and dispose of the cleaning material by an appropriate method.
 8. Dispose of all specimens and materials used to perform the test as if they contain infectious agents. Prior to disposal, treat as follows:

    ----------------------------------------------------------------------------
     Material               Disposal Procedure
    ----------------------------------------------------------------------------
     Reusable items         Autoclave for 60 minutes at 121(degree)C.
    ----------------------------------------------------------------------------
     Disposable items       Incinerate.
    ----------------------------------------------------------------------------
     Liquid waste           Mix with bleach to yield a final ratio of one part
                            bleach to nine parts waste (1:10). Allow the mixture
                            to stand 30 minutes before flushing down the drain.
    ----------------------------------------------------------------------------

                        PROCEDURAL NOTES AND PRECAUTIONS

Note: This test kit may only be used to assay OraSure HIV-1 oral fluid specimens obtained using the OraSure HIV-1 Oral Specimen Collection Device. Do not test any specimens other than OraSure oral fluid specimens with this kit.

 1. Do not interchange or combine any kit component, including strips, with components of another kit lot.
 2. The OraSure Low Positive and Negative Controls must be assayed with each run. The OraSure High Positive must be assayed with the first run of every package of strips, but is optional in subsequent runs. This High Positive Control strip should be retained as a reference. It will be compared to the test strips run from that package to determine band identification and placement.
 3. Do not perform the test in the presence of reactive vapors (e.g., from acids, alkalis, or aldehydes), dust, or residual bleach or bleach fumes; the enzymatic activity of the conjugate may be affected or reactivity may be decreased.
 4. Prepare an assay worksheet, ensuring that the patient sample and control identification is linked to the number embossed on the nitrocellulose strip.
 5. For sample dilution and addition to nitrocellulose strips, two options are offered (explained in detail on pages 8 and 9).
      a. The first involves preparing the dilutions in test tubes and adding them to the strips.
      b. The second involves adding the sample directly into the trough which contains the strip and Sample Buffer.

*** denote greater tnan equals to

6. Avoid contamination of the strips and/or the buffer-soaked absorbent paper in the resealable pouch during handling (this may cause false reactivity in subsequent assays).
      a. Prior to removing the strips from the pouch, clean the work surface and forceps with isopropyl alcohol.
      b. Change gloves prior to opening the pouch.
      c. Always use clean forceps when handling strips.
      d. For initial use of strips, cut pouch below the seal line, keeping upper portion of pouch intact including seal line.
      e. It is recommended that the lower portion of the strip pouch be cut on the remaining two sides (dotted lines as shown in diagram to the right).
      f. Fold the plastic down, which acts as a protective barrier, to expose the strips.
                             [DIAGRAM APPEARS HERE]
7. Place each prenumbered strip, with the green indicator line facing up, in the reaction trays in numerical order. This facilitates band alignment, for ease of reading results.
8. Do not allow strips to dry out prior to sample addition. If diluting the samples in test tubes, place strips into trays only after dilutions have been made.
9. As soon as the sample dilutions have been added to all strips in a tray, cover the tray with a lid.
10. It is essential to avoid cross-contamination between troughs, especially prior to and during sample incubation.
      a. Add sample to the trough of the reaction tray, using a transfer pipet for diluted samples or a pipet for undiluted samples.
      b. It is suggested that an additional precaution be taken by positioning the strips in every other trough of a tray.
      c. Avoid delivering bubbles to the liquid in the troughs.
      d. Be careful to avoid dislodging fluid from the troughs when transferring trays.
      e. Liquid in the troughs should not contact tray lids (if liquid should contact tray lids, immediately remove the material with a lab wipe).
11. It is important that the items used to prepare and dispense Sample Buffer be scrupulously clean (a repeating pipet is preferable for dispensing the 1-2 mL of Sample Buffer).
12.   Prime the pipet tip when measuring samples or reagents.
13. A rotation speed of 50-60 rpm is recommended for each rotation step. 14. Be certain that each strip is immersed in the liquid and moves freely; however, liquid must not contact the tray lid during rotation.
15. Incomplete or ineffective washing will compromise the assay; it is imperative to follow the wash procedure carefully.
16. Discard used disposable reaction trays as biohazardous waste. Reuse of the trays and lids is not recommended.
17. Samples must be at room temperature (20-25(degree)C) before starting the test.

18. Reagents should be at room temperature (20-25(degree)C) before beginning the assay except for Conjugate Concentrate and Substrate, which must both remain refrigerated (2-8(degree)C) until just prior to use. Return all reagents to 2-8(degree)C after use.

CAUTION: The Conjugate Concentrate and the buffer in the absorbent paper surrounding the strips contain sodium azide. If discarding into the sewer system, flush copiously with water. This helps prevent formation of metallic azides which, when highly concentrated in metal plumbing, may be potentially explosive. Decontaminate plumbing according to CDC guidelines./13/

                    ORASURE HIV-1 WESTERN BLOT TEST PROCEDURE

1.    Prepare Sample Buffer as follows:
      a. Check Sample Diluent Concentrate for crystals.
         i. If crystals have formed, dissolve them by warming the entire bottle and its contents in a 37(degree)C water bath for 10 minutes or until crystals are completely dissolved.
         ii.  Allow the material to reach room temperature before use.
      b. Determine the volume of Sample Buffer to be prepared and quantity of each constituent required from the chart below.

-------------------------------------------------------------------------------------
  Total number     mL of Sample   mL of Deionized     mL of Sample    g of Powdered
of strips to be      Buffer to     H2O required**     Diluent Conc.        Milk
    assayed+          prepare*                         required**      required***
-------------------------------------------------------------------------------------
      3 - 6              200             180               20                6
-------------------------------------------------------------------------------------
      7 - 9              300             270               30                9
-------------------------------------------------------------------------------------
     10 - 13             400             360               40               12
-------------------------------------------------------------------------------------
     14 - 16             500             450               50               15
-------------------------------------------------------------------------------------
     17 - 20             600             540               60               18
-------------------------------------------------------------------------------------

         +   Include strips for controls.
         *   30.0 mL of Sample Buffer is required for each strip assayed.
         **  Sample Diluent Concentrate is diluted 1:10 in deionized water.
         *** 3 g of Powdered Milk is required for every 100 mL of diluted Sample
             Diluent Concentrate.
      c. Combine the required amounts of deionized water, Sample Diluent Concentrate and Powdered Milk.
      d. Mix the solution for a minimum of 15 minutes (ensure the Powdered Milk is completely dissolved).
      e. Store at room temperature while performing assay. Discard excess buffer at completion of assay.
2. Prepare an assay worksheet, ensuring that the patient sample and control identification is linked to the number embossed on the nitrocellulose strip.
3. Both the OraSure Low Positive and Negative Controls must be assayed with each run. The OraSure High Positive must be assayed with the first run of every package of strips, but is optional in subsequent runs. This High Positive Control strip should be retained as a reference. It will be compared to the test strips run from that package to determine band identification and placement.
4. Add controls and patient specimens to nitrocellulose strips by one of the following methods:

     a. METHOD I: Test Tube Dilution
        i. Into appropriately labeled test tubes, add 150 (*)L of each specimen or control to 1.0 mL of Sample Buffer and mix well. These dilutions must be tested within an hour.
        ii. Place one prenumbered strip with green indicator line facing up into each trough as follows, ensuring the strips do not dry out:
              a) For initial use of strips, cut pouch below the seal line, keeping upper portion of pouch intact including seal line.
              b) Cut the lower portion of the pouch on the two remaining sides (see page 7, step 6.d).
              c)  Fold the packaging back to expose strips.
              d)  Beginning with the left side of the series (strip #1), remove strips to be assayed and place them in numerical order.
              e)  Grasp the strip at the green indicator line with forceps.
              f) Transfer the strips, avoiding contact with contaminated surfaces, into the troughs of the reaction tray(s).
              g) Place any remaining strips (still encased in moist blotting paper and contained in the lower portion of the pouch) in the upper portion of pouch, seal using zip closure, and return to storage at 2-8(degree)C.
        iii. Transfer the contents of each tube (~1.1 mL) into the corresponding trough using a transfer pipet.

     b. METHOD II: On-Strip Dilution
        i.    Add 1.0 mL Sample Buffer to each trough to be used.
        ii. Place one prenumbered strip with green indicator line facing up into each trough as follows, ensuring the strips do not dry out:
              a) For initial use of strips, cut pouch below the seal line, keeping upper portion of pouch intact including seal line.
              b) Cut the lower portion of the pouch on the two remaining sides (see page 7, step 6.d).
              c)  Fold the packaging back to expose strips.
              d)  Beginning with the left side of the series (strip #1), remove strips to be assayed and place them in numerical order.
              e)  Grasp the strip at the green indicator line with forceps.
              f) Transfer the strips, avoiding contact with contaminated surfaces, into the troughs of the reaction tray(s).
              g) Place any remaining strips (still encased in moist blotting paper and contained in the lower portion of the pouch) in the upper portion of pouch, seal using zip closure, and return to storage at 2-8(degree)C.
        iii. Add 150 (*)L of each OraSure specimen or control to the corresponding trough.
5. Cover each tray with a lid and mix by gentle rotation (50-60 rpm) on a rotator for 180 minutes (3 hours) at room temperature.
6. After incubation, completely aspirate the liquid from troughs (do not allow the strips to dry).

(*) Umalut

7.   Wash the strips as follows:
     a.  Add 2.0 mL Sample Buffer to each strip.
     b.  Immediately aspirate all liquid from each trough.
     c.  Repeat steps a and b two more times.
     d.  Add 2.0 mL Sample Buffer to each strip and replace the lid(s).
     e.  Place the tray(s) on the rotator (at 50-60 rpm) for 5 minutes.
     f.  Aspirate the Sample Buffer completely.
     g.  Repeat steps d and e one more time.
8.   Prepare diluted Conjugate during the final wash step (step 7.g) above):
     a. Conjugate dilution must be prepared during the last five minute wash and applied immediately after the wash is complete and the wash solution is aspirated. Excess Conjugate dilution must be discarded.
     b.  Remove Conjugate Concentrate from the refrigerator.
     c. Determine volumes required of Sample Buffer and Conjugate Concentrate from the following chart:

---------------------------------------------------------------------------------------------------------
   Total number   mL of Sample   (*)L of Conjugate     Total number     mL of Sample   (*)L of Conjugate
 of strips being     Buffer          Concentrate     of strips being        Buffer         Concentrate
     assayed+       required*         required**         assayed+          required*        required**
---------------------------------------------------------------------------------------------------------
         3              8                 40                12                26               130
---------------------------------------------------------------------------------------------------------
         4             10                 50                13                28               140
---------------------------------------------------------------------------------------------------------
         5             12                 60                14                30               150
---------------------------------------------------------------------------------------------------------
         6             14                 70                15                32               160
---------------------------------------------------------------------------------------------------------
         7             16                 80                16                34               170
---------------------------------------------------------------------------------------------------------
         8             18                 90                17                36               180
---------------------------------------------------------------------------------------------------------
         9             20                100                18                38               190
---------------------------------------------------------------------------------------------------------
        10             22                110                19                40               200
---------------------------------------------------------------------------------------------------------
        11             24                120                20                42               210
---------------------------------------------------------------------------------------------------------

     (*) Umalut
     +   Include strips for controls.
     * Prepare 2.0 mL of diluted Conjugate for each strip assayed (a small excess has been incorporated for pipetting ease).
     **  Conjugate Concentrate is diluted 1:201.

     d. Prepare Conjugate dilution by combining required amounts of Conjugate Concentrate and Sample Buffer, and mix well.
     e.  Return the remaining Conjugate Concentrate to storage at 2-8(degree)C.
9. Aspirate the Sample Buffer from the troughs and add 2.0 mL diluted Conjugate to each strip.
10. Replace each lid and incubate on the rotator (at 50-60 rpm) for 45 minutes at room temperature.
11.  Repeat wash procedure from steps 6 and 7.
12. Completely aspirate the Sample Buffer and add 2.0 mL of deionized water to each strip.
13.  Replace each lid and place on rotator (at 50-60 rpm) for 5 minutes.
14.  Remove Substrate from refrigerator during final wash (step 13).
15.  Aspirate deionized water from each strip.
16.  Add 1.0 mL of Substrate to each strip.

17. Replace each lid and gently move trays back and forth 2-3 times by hand on work surface to ensure strips are completely immersed in Substrate.
18.   Incubate for exactly 10 minutes at room temperature without rotation.
      Note: It is important not to exceed the 10 minute Substrate incubation time.
19.   Stop the color development of the strips as follows:
      a.  Aspirate the Substrate.
      b.  Add 2.0 mL of deionized water to each strip.
      c.  Immediately aspirate the contents of the tray(s).
      d.  Repeat steps b and c two more times.
      e.  Add 2.0 mL deionized water to each strip and replace the tray lid(s).
      f.  Place on rotator for 5 minutes.
      g.  Aspirate water completely.
20.   Allow the developed strips to air dry in the tray(s).
21.   Handle the strips carefully; use clean forceps to remove from troughs.
22. Read and interpret the dry strips as soon as possible, since developed strips exposed to light may experience fading of bands. Store developed strips in the dark at room temperature.

                                 QUALITY CONTROL

Both the OraSure Low Positive and Negative Controls must be assayed regardless of the number of samples tested. The OraSure High Positive must be assayed with the first run of every package of strips, but is optional in subsequent runs. This High Positive Control strip should be retained as a reference. It will be compared to the test strips run from that package to determine band identification and placement.

The following conditions must be met for the assay to be considered valid:
1.   Negative Control:      No bands are observed on the strip.
2.   Low Positive Control:  Bands are present (P) at gp160, gp41, and p24.
     (Weakly Reactive)      Other bands may or may not be visible.
3.   High Positive Control: Bands are present (P) at gp160, gp41 and p24. Bands
     (Strongly Reactive)    are visible at gp120, p65, p51, p31, and p18. The
                            p55 band may or may not be visible (see Figure 1, page 12).

                            INTERPRETATION OF RESULTS

1. Band Identification
     a. Correlate the band position of the OraSure High Positive Control strip with Figure 1 on page 12 to identify the HIV-1 viral bands and their positions.
     b. Compare each test strip to the OraSure High Positive Control strip for identification of reactive bands.
2. Band Intensity
     a. Compare the bands of each strip and control to the gp41 band on the OraSure Low Positive Control strip and assign a level of intensity as follows:

     ---------------------------------------------------------------------------
      Assignment         Definition
     ---------------------------------------------------------------------------
      Present (P)        The band intensity is greater than or equal to the gp41
                         band on the OraSure Low Positive Control strip.
     ---------------------------------------------------------------------------
      Indeterminate (I)  The band is visible but intensity is less than the gp41 band on the OraSure Low Positive Control strip.
     ---------------------------------------------------------------------------
      Absent (A)         No reactivity is observed.
     ---------------------------------------------------------------------------

3. Strip Interpretation
     a. Based on band position and reactivity, analyze the results and assign each strip a final result.

     ---------------------------------------------------------------------------
      Test Result        Definition
     ---------------------------------------------------------------------------
      Positive           Any two of the three major bands of diagnostic
                         significance below must be Present.
                                gp160 and/or         gp41     p24
                                   gp120

                         Other bands may or may not be present.
     ---------------------------------------------------------------------------
      Indeterminate      Any visible band reactivity which does not meet the
                         criteria for a Positive result as described above.
     ---------------------------------------------------------------------------
      Negative           Band reactivity is Absent.
     ---------------------------------------------------------------------------

Figure 1: Protein Band Identification on an OraSure(R) HIV-1 Western Blot Strip

   On the left is a representation of an OraSure Western blot strip developed with OraSure High Positive Control. The illustration is a reference for band identification and position (see Interpretation of Results, page 11, step 1).

   On the right is a representation of the HIV-1 virus. The bands correlate to corresponding viral subpart origin.

                                   [DIAGRAM]

                     Viral Origin of HIV-1 Associated Bands

       ------------------------------------------------
        Virus Gene       Gene Product and Description
       ------------------------------------------------
                       gp160    env protein precursor
          env          gp120    outer env protein
                       gp41     transmembrane protein
       ------------------------------------------------
                       p65      reverse transcriptase
          pol          p51      reverse transcriptase
                       p31      endonuclease
       ------------------------------------------------
                       p55      core protein precursor
          gag          p24      core
                       p18      core
        -----------------------------------------------

                          LIMITATIONS OF THE PROCEDURE

1. The assay must be performed in strict accordance with these instructions to obtain accurate, reproducible results.
2. Although a Positive result may indicate infection with the HIV-1 virus, a diagnosis of Acquired Immunodeficiency Syndrome (AIDS) can be made only if an individual meets the case definition of AIDS established by the Centers for Disease Control./10/ A repeat test on an independent sample should be considered to control for sample mix-up or operator error, and to verify a positive test result.
3. Individuals may present incomplete banding patterns due to the natural history of AIDS or other immunodeficiency states, e.g.:
     a. AIDS patients may lose antibody reactions to p24 and p31;
     b. Infants born to HIV-1 infected mothers, but who are uninfected may display incomplete patterns as passively acquired maternal antibodies begin to disappear;
     c. Individuals who have recently seroconverted may display incomplete band patterns;
     d. Infected patients with malignancies and individuals receiving immunosuppressive drugs may fail to develop a Positive result;
     e. Individuals infected with HTLV-I/II or HIV-2, may exhibit cross-reactivity;
     f. Individuals may develop incomplete patterns that reflect the composition of experimental HIV sub-unit vaccines that they may have received.
4. A person who has antibodies to HIV-1 is presumed to be infected with the virus, except that a person who has participated in an HIV vaccine study may develop antibodies to the vaccine and may or may not be infected with HIV. Clinical correlation is indicated with appropriate counseling, medical evaluation and possibly additional testing to decide whether a diagnosis of HIV infection is accurate.
5. Since reactivity of any degree with any of the proteins present on the strip results in an indeterminate result, all samples interpreted as Indeterminate should be repeated using the original specimen. In addition, individuals with indeterminate results should be followed for up to six months./14/
6.   Do not use this kit as the sole basis of diagnosis of HIV-1 infection.
7.   A Negative result does not exclude the possibility of HIV-1 infection.
8. The OraSure HIV-1 Western Blot Kit is a biological product which, although highly consistent, does display variation from lot to lot. Examples of these variations include bands which have a slightly wavy or slanted appearance, small artifacts within the banding area, and a light smearing pattern across a set of strips. These are considered normal assay variations which infrequently affect assay interpretation. However, if they do interfere with the assay interpretation, call the assay invalid and repeat.

                           PERFORMANCE CHARACTERISTICS

The performance of the OraSure HIV-1 Western Blot Kit was evaluated by comparison of OraSure results with those obtained from matched serum specimens tested by a licensed HIV-1 Western blot. These specimens were collected prospectively in a clinical study of low risk (n = 2,382), high risk (n = 698), and AIDS (n = 242) populations. In addition, non-specificity specimens (n = 248) were obtained from subjects with non-HIV-1 related medical conditions that might result in antibodies cross-reactive with HIV-1 proteins. All of the high risk and AIDS subjects, and 495 of the low risk subjects were tested by Western blot irrespective of their EIA results. EIA testing of an additional 1,887 "screen only" low risk subjects was carried out using the bioMerieux Oral Fluid Vironostika HIV-1 Microelisa System in an effort to find EIA repeatedly reactive samples (from uninfected individuals) with which to challenge the OraSure Western blot. Testing of the 1,887 "screen only" subjects identified 14 OraSure specimens as repeatedly reactive.

These 14 OraSure specimens and their matching sera were also advanced to Western blot testing. Thus, a total of 1,697 matched OraSure and serum specimens were tested by Western blot at five testing laboratories throughout the United States.

Low risk subjects, primarily normal blood donors, were persons with no known risk factors. Of the 698 high risk specimens, 363 were from homosexuals, 116 from injection drug users (IDUs), 83 from persons with multiple heterosexual contacts, and 44 from hemophiliacs. The remaining 92 high risk subjects included bisexuals, prostitutes, and individuals with other acknowledged risk factors. Specimens from 242 persons with clinically diagnosed AIDS were also tested.

The frequency of virus-specific bands and interpretation by risk group using the OraSure HIV-1 Western Blot Kit are presented in Table 1.

  Table 1. Frequency of Virus-Specific Bands ("Present" or "Indeterminate") and
    Interpretation of Specimens Tested by the OraSure HIV-1 Western Blot Kit

------------------------------------------------------------------------------------------------------------
Low        OraSure HIV-1                  Band Specificities (# and % of samples)/g/                   Non-
                            -----------------------------------------------------------------------
Risk/a/      WB Result       gp160   gp120    p65     p55     p51     gp41     p31     p24     p18     Viral
------------------------------------------------------------------------------------------------------------
 EIA         POS     0         0       0       0       0       0        0       0       0       0        0
 neg.              (0.0)     (0.0)   (0.0)   (0.0)   (0.0)   (0.0)    (0.0)   (0.0)   (0.0)   (0.0)    (0.0)
             -----------------------------------------------------------------------------------------------
n=495        IND    100/b/     0       0       0       0       0        5       0      13       2       87
                   (20.2)    (0.0)   (0.0)   (0.0)   (0.0)   (0.0)    (1.0)   (0.0)   (2.6)   (0.4)   (17.6)
------------------------------------------------------------------------------------------------------------
 EIA         POS     0         0       0       0       0       0        0       0       0       0        0
 RR/h/             (0.0)     (0.0)   (0.0)   (0.0)   (0.0)   (0.0)    (0.0)   (0.0)   (0.0)   (0.0)    (0.0)
             -----------------------------------------------------------------------------------------------
 n=14        IND    3/c/       0       0       0       0       0        0       0       1       0        2
                   (21.4)    (0.0)   (0.0)   (0.0)   (0.0)   (0.0)    (0.0)   (0.0)   (7.1)   (0.0)   (14.3)
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
High       OraSure HIV-1                  Band Specificities (# and % of samples)/g/                    Non-
                            -----------------------------------------------------------------------
Risk/d/      WB Result       gp160   gp120    p65     p55     p51     gp41     p31     p24     p18     Viral
------------------------------------------------------------------------------------------------------------
 EIA         POS     0         0       0       0       0       0        0       0       0       0        0
 neg.              (0.0)     (0.0)   (0.0)   (0.0)   (0.0)   (0.0)    (0.0)   (0.0)   (0.0)   (0.0)    (0.0)
             -----------------------------------------------------------------------------------------------
n=264        IND    45/e/      4       0       6       0       5        0       0       8       0       33
                   (17.0)    (1.5)   (0.0)   (2.3)   (0.0)   (1.9)    (0.0)   (0.0)   (3.0)   (0.0)   (12.5)
------------------------------------------------------------------------------------------------------------
 EIA         POS    429      429     427     417     160     412      427     394     410     238        1
 RR/h/             (98.8)   (98.8)  (98.4)  (96.1)  (36.9)  (94.9)   (98.4)  (90.8)  (94.5)  (54.8)    (0.2)
             -----------------------------------------------------------------------------------------------
n=434/i/     IND     3         3       2       2       0       2        1       0       0       0        1
                   (0.7)     (0.7)   (0.5)   (0.5)   (0.0)   (0.5)    (0.2)   (0.0)   (0.0)   (0.0)    (0.2)
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
AIDS/f/      OraSure HIV-1                Band Specificities (# and %  of samples)/g/                  Non-
                            -----------------------------------------------------------------------
             WB Result       gp160   gp120    p65     p55     p51     gp41     p31     p24     p18     Viral
------------------------------------------------------------------------------------------------------------
 EIA         POS     0         0       0       0       0       0        0       0       0       0        0
 neg.              (0.0)     (0.0)   (0.0)   (0.0)   (0.0)   (0.0)    (0.0)   (0.0)   (0.0)   (0.0)    (0.0)
             -----------------------------------------------------------------------------------------------
 n=1          IND    1         1       0       0       0       0        0       0       1       0        0
                   (100.0)  (100.0)  (0.0)   (0.0)   (0.0)   (0.0)    (0.0)   (0.0)  (100.0)  (0.0)    (0.0)
------------------------------------------------------------------------------------------------------------
 EIA         POS    236      236     236     211      35     207      236     190     189      87        0
 RR/h/             (97.9)   (97.9)  (97.9)  (87.6)  (14.5)  (85.9)   (97.9)  (78.8)  (78.4)  (36.1)    (0.0)
             -----------------------------------------------------------------------------------------------
n=241        IND     5         5       4       1       0       1        4       1       0       1        0
                   (2.1)     (2.1)   (1.7)   (0.4)   (0.0)   (0.4)    (1.7)   (0.4)   (0.0)   (0.4)    (0.0)
------------------------------------------------------------------------------------------------------------

a. Persons with no known risk factors; primarily normal blood donors.
b. 80 of 100 results Indeterminate due to non-viral bands only.
c. 2 of 3 results Indeterminate due to non-viral bands only.
d. Homosexuals, IDUs, and other accepted risk designations.
e. 32 of 45 results Indeterminate due to non-viral bands only.
f. CDC Classification; MMWR 1982; 31: 507-508.
g. Band patterns for negative samples do not appear in this table. By definition, negative samples show no reactivity.
h. RR indicates repeatedly reactive OraSure EIA results.
i. Includes two EIA false positive individuals whose OraSure Western blots were negative.

 Sensitivity Studies

 The performance of the OraSure Western blot in seropositive subjects was evaluated by comparing results to those obtained by testing matched serum samples collected from individuals at high risk for HIV infection and from clinically diagnosed AIDS patients. A comparison of OraSure and serum results is presented in Table 2.

               Table 2. OraSure and Serum Western Blot Results for
                Confirmed Positive High Risk and AIDS Populations

--------------------------------------------------------------------------------
                               Orasure Specimen Results       Serum Results
                            ----------------------------------------------------
        Risk      Confirmed     EIA        Western Blot        Western Blot
                            ----------------------------------------------------
      Category    Positives      RR      P      I      N     P      I      N
--------------------------------------------------------------------------------
        AIDS         242        241/a/  236    6/a,b/  0    241     1      0
--------------------------------------------------------------------------------
        High Risk    431        431     429    2/c/    0    431     0      0
--------------------------------------------------------------------------------
        Total        673        672     665    8       0    672     1      0
--------------------------------------------------------------------------------

a. One OraSure sample was EIA false negative, Western blot indeterminate (gp160+, p24+/-); the matching serum sample was EIA repeatedly reactive and Western blot positive (gp160+, pg120+, p65+, p51+, p24+).
b. One of the six Western blot indeterminate OraSure samples was repeatedly reactive on EIA and concordant on Western blot with an indeterminate result for the matching serum specimen. The remaining five OraSure specimens were discordant (indeterminate) with the matching serum specimens (positive) due to the required cardinal bands being visible but of insufficient intensity to be scored as Present.
c. One OraSure sample was discordant due to the intensity of bands on the OraSure Western blot (gp160+, gp120+/-, p65+/-, p51+/-, gp41+/-). The banding pattern of the second indeterminate OraSure sample was gp160+, gp120+/-. The matching serum specimens' banding patterns were gp160+, gp120+, p65+, p51+/-, gp41+, p24+/-, p18+/-, and gp160+, gp120+, p65+/-,
    gp41+, p24+/-, p18+/-, respectively.

RR = Repeatedly Reactive; P = Positive; I = Indeterminate; N = Negative.

 In this study, the sensitivity of the OraSure Western blot testing of oral specimens from the 242 confirmed positive AIDS subjects was 97.5% (236/242) with 2.5% (6/242) indeterminate, and from the 431 confirmed high risk subjects was 99.5% (429/431) with 0.5% (2/431) indeterminate, with no OraSure Western blot false negatives in either group. All OraSure indeterminate blots showed the gp160 band as present and at least one additional cardinal band (gp120, gp41, p24) as visible, but of insufficient intensity to be called present. One of the OraSure indeterminate blots corresponded to the Western blot indeterminate serum specimen.

 Specificity Studies

 The performance of the OraSure Western blot in documented seronegative subjects was evaluated by testing specimens from 495 EIA negative subjects (using oral fluid) at low risk for HIV-1 infection, 14 EIA repeatedly reactive specimens found by screening 1,887 persons at low risk for HIV-1 infection, 248 subjects with non-HIV related medical conditions (non-specificity subjects), and 267 specimens from high risk seronegative subjects. Thus, a total of 1,024 OraSure HIV-1 Western blots and serum Western blots were performed on these individuals. The results of this testing are presented in Table 3.

        Table 3. Comparative Study of Western Blot Results in Low Risk,
            Non-Specificity, and High Risk, HIV-1 Negative Populations

-----------------------------------------------------------------------------------------
  EIA Result for    OraSure HIV-1     Licensed Serum HIV-1 Western Blot
      OraSure       Western Blot                Interpretation
                                  -------------------------------------------
     Specimens     Interpretation    Positive        Ind.        Negative       Totals
-----------------------------------------------------------------------------------------
        EIA           Positive           0              0            0              0
                -------------------------------------------------------------------------
     Negative      Indeterminate         0             96          111            207
                -------------------------------------------------------------------------
     (n=1,007)        Negative           0            295          505            800
-----------------------------------------------------------------------------------------
        EIA           Positive           0              0            0              0
                -------------------------------------------------------------------------
         RR        Indeterminate         0              3            1              4
                -------------------------------------------------------------------------
       (n=17)         Negative           0              7            6             13
-----------------------------------------------------------------------------------------
                       Totals            0            401          623          1,024
-----------------------------------------------------------------------------------------

Seventeen OraSure specimens (14 low risk and 3 high risk) were EIA repeatedly reactive. Thirteen of the 17 EIA false positive specimens were correctly identified as negative by the OraSure HIV-1 Western blot. Thus 2,893 out of 2,897 subjects (99.9%) were correctly identified as HIV-1 antibody negative by a combination of EIA and Western blot testing of OraSure samples. The four remaining specimens were indeterminate by OraSure HIV-1 Western blot (two of the four due to non-viral bands only). The indeterminate rate for uninfected persons who are EIA repeatedly reactive by OraSure was 23.5% (4/17) as compared to 58.8% (10/17) for serum.

Western blot was also performed on serum and OraSure specimens from 1,007 EIA negative subjects (using oral fluid). This testing identified 20.6% of OraSure specimens and 39.2% of sera as indeterminate. The overall concordance between the two types of specimens was 59.6%. Differences were largely due to non-viral bands that were present for one type of sample but not the other for individual subjects.

Analytical Sensitivity

Titration of Matching OraSure and Serum Specimens

Fifteen randomly selected matching OraSure and serum repository specimens that had been obtained from HIV-positive individuals were titrated. Titrated serum specimens were tested with the licensed serum HIV-1 Western Blot Kit and matching titrated OraSure specimens were tested in parallel with the OraSure HIV-1 Western Blot Kit. The assay endpoint in this study was the last dilution at which a positive Western blot result was observed for each specimen. The results of this study are shown in Table 4.

Endpoints were obtained for all serum specimens and for 14 of the 15 OraSure specimens tested. The one specimen not yielding an endpoint (ID# 19052) had an indeterminate result when the neat OraSure specimen was tested. This assignment was based on positive reactivity for the gp160 and gp120 bands, and an indeterminate reactivity for the gp41 band. The corresponding serum specimen for subject 19052 also had a comparatively low titer (1:4). A review of medical records revealed that this individual was severely immunocompromised at the time of specimen acquisition (CD4+ count = 18/mm/3/).

The average ratio of the serum endpoints to the OraSure endpoints was 5.7:1. The difference in analytical sensitivity between the licensed serum Western Blot Kit and the OraSure Western Blot Kit ranged from a ratio of 12.8 to 0.40.

                  Table 4. Highest Dilution Yielding Positive
        Western Blot Results for 15 Matching OraSure and Serum Specimens

-------------------------------------------------------------------------------
      Specimen           Highest               Highest
       Number      OraSure Dilution/a/    Serum Dilution/a/      Ratio/b/
-------------------------------------------------------------------------------
        19026              1:20                 1:256              12.8
-------------------------------------------------------------------------------
        19027              1:20                 1:256              12.8
-------------------------------------------------------------------------------
        19078              1:20                 1:256              12.8
-------------------------------------------------------------------------------
        19095              1:20                 1:256              12.8
-------------------------------------------------------------------------------
        19105              1:5                  1:64               12.8
-------------------------------------------------------------------------------
        19079              1:10                 1:64               6.4
-------------------------------------------------------------------------------
        19032              1:10                 1:16               1.6
-------------------------------------------------------------------------------
        19059              1:10                 1:16               1.6
-------------------------------------------------------------------------------
        19066              1:50                 1:64               1.28
-------------------------------------------------------------------------------
        19069              1:50                 1:64               1.28
-------------------------------------------------------------------------------
        19080              1:250                1:256              1.02
-------------------------------------------------------------------------------
        19044              1:5                  1:4                0.8
-------------------------------------------------------------------------------
        19101              1:100                1:64               0.64
-------------------------------------------------------------------------------
        19033              1:10                 1:4                0.40
-------------------------------------------------------------------------------
      Mean ratio                                                   5.7
-------------------------------------------------------------------------------
        19052              Neatc                1:4                -
-------------------------------------------------------------------------------

/a./ Beyond standard specimen dilution per assay protocol.

/b./ Ratio of serum endpoint dilution/OraSure endpoint dilution.

/c./ Specimen #19052 was indeterminate (with viral bands) when the undiluted
     OraSure specimen was tested.

 Titration of OraSure Seroconversion Specimens

 Repository OraSure and plasma specimens from an earlier seroconversion study were used to assess the analytical sensitivity of the OraSure HIV-1 Western Blot.

 OraSure specimens were diluted and each dilution was assayed by EIA and Western blot. The objective of this study was to determine the highest dilution of the OraSure specimen that would produce a repeatedly reactive EIA result, based on product insert criteria, and would demonstrate viral band reactivity in the OraSure HIV-1 Western Blot Kit.

 Table 5 shows the results of this testing. For each of the four time points, the OraSure Western Blot demonstrated viral bands at dilutions which produced non-reactive EIA results, yielding an average of **10-fold enhanced sensitivity over the EIA for OraSure specimens.

 Table 5. Reactivity of OraSure HIV-1 Seroconversion Specimens in the Oral Fluid
   Vironostika HIV-1 Microelisa System and the OraSure HIV-1 Western Blot Kit

------------------------------------------------------------------------------------------------
      ID#           Highest EIA Dilution     Highest WB Dilution      Blot to EIA Sensitivity
------------------------------------------------------------------------------------------------
   01SC052591         Negative at Neat        Positive at 1:10*              ** 10
------------------------------------------------------------------------------------------------
   01SC052691            RR at Neat           Positive at 1:5*               **  5
------------------------------------------------------------------------------------------------
   01SC052791            RR at Neat           Positive at 1:5*               **  5
------------------------------------------------------------------------------------------------
   01SC052991            RR at Neat           Positive at 1:20*              ** 20
------------------------------------------------------------------------------------------------

* Indicates the highest dilution tested RR = Repeatedly Reactive Reproducibility ** Less than or equal to

 Reproducibility

 The reproducibility of the OraSure HIV-1 Western Blot Kit was evaluated at three separate test laboratories. The study included testing a three-member panel of pooled OraSure specimens with the OraSure HIV-1 Western Blot Kit. The OraSure reproducibility panel consisted of an HIV-1 antibody positive specimen, an HIV-1 antibody negative specimen, and an HIV-1 Western blot indeterminate specimen.

The panel members were tested on three separate days, using three separate OraSure HIV-1 Western Blot Kit production lots, resulting in a total of 27 test results being generated for each panel member. The percentage of times each band was scored reactive is presented in Table 6.

         Table 6. Reproducibility of the OraSure HIV-1 Western Blot Kit

--------------------------------------------------------------------------------
Specimen   Specimen              Percent Frequency of Visible Bands/c/
                        --------------------------------------------------------
   #      Reactivity     gp160  gp120  p65   p55    p51  gp41  p31    p24   p18
--------------------------------------------------------------------------------
   1      Positive/a/      100   100   100    0    100   100   100    100   18.5
--------------------------------------------------------------------------------
   2      Negative          0     0     0     0      0     0    0      0      0
--------------------------------------------------------------------------------
   3   Indeterminate/b/    100   100   100    0     100   100  3.7    70.4    0
--------------------------------------------------------------------------------

/a./ Positive specimen known banding pattern: reactivity for gp160, gp120, p65, p51, gp41, p31, p24 and no reactivity for p55, p18.
/b./ Indeterminate specimen known banding pattern: reactivity for gp160, gp120, p65, p51, gp41, p24; and no reactivity for p55, p31, p18.
/c./ Frequency of visible bands (either Indeterminate or Present).

The results demonstrate that for positive specimens, negative specimens, and indeterminate specimens with known banding patterns, reproducibility is high.

Reactivity in Other Disease Conditions

Matching OraSure and serum specimens were obtained at three sites from 248 subjects who were enrolled in the clinical trial because they had non-HIV-1 medical conditions that might result in antibodies cross-reactive with HIV-1 proteins or other potentially interfering factors. Specimens studied included 89 from multiparous women, 69 from subjects with non-HIV viral infections, 50 receiving anticoagulation therapy, 26 with autoimmune diseases other than AIDS, 11 with oral pathology, and 3 with polyclonal or monoclonal gammopathy. Although bands were present at viral band locations for four samples (1.6%), none of the strips could be interpreted as positive. Results are presented in Table 7.

 Table 7. Results of OraSure Western Blot Testing on Samples from Subjects with
       Non-HIV Disease Processes or Other Potentially Interfering Factors

----------------------------------------------------------------------------------------
                           Band Specificities (# and % of samples)
               -------------------------------------------------------------
OraSure HIV-1                                                                 Non-
  WB Result     gp160   gp120   p65   p55   p51   gp41   p31   p24    p18    viral
----------------------------------------------------------------------------------------
NEG     186       0       0      0     0      0     0      0      0     0       0
      (75.0)    (0.0)   (0.0)  (0.0) (0.0)  (0.0) (0.0)  (0.0)  (0.0) (0.0)   (0.0)
----------------------------------------------------------------------------------------
IND     62/a/     0       0      0     0      0     2      0      2     1       58
      (25.0)    (0.0)   (0.0)  (0.0) (0.0)  (0.0) (3.2)  (0.0)  (3.2) (1.6)   (93.5)
----------------------------------------------------------------------------------------
Total   248       0       0      0     0      0     2      0      2     1       58
      (100.0)   (0.0)   (0.0)  (0.0) (0.0)  (0.0) (0.8)  (0.0)  (0.8) (0.4)   (23.4)
----------------------------------------------------------------------------------------

/a./ 58 of 62 results Indeterminate due to non-viral bands only.

Testing of specimens from this population revealed that the number of OraSure indeterminates (62; 25.0%) was substantially less than the number of serum indeterminates (121; 48.8%). The number of serum indeterminates due to the presence of viral bands (27; 10.9%) was substantially greater than the number of OraSure indeterminates due to the presence of viral bands (4; 1.6%).

Summary

In this clinical trial using the recommended OraSure algorithm, 3,558/3,570 subjects received the correct HIV-1 antibody results from a single OraSure sample the first time it was tested. In 11 of the remaining subjects, the Western blot was indeterminate: for these 11, the algorithm would lead to appropriate follow-up testing. Thus, in 3,569/3,570 (99.97%) subjects either the correct result was reached or appropriate follow-up testing would be triggered. It is concluded that OraSure testing is a highly accurate alternative to serum testing.

                                   REFERENCES

1. Gallo RC, Salahuddin SZ, Popovic M, et al.: Frequent detection and isolation of cytopathic retroviruses (HTLV-III) from patients with AIDS and at risk for AIDS. Science 1984; 224: 500-503.

2. Montagnier L, et al.: A new type of retrovirus isolated from patients presenting with lymphadenopathy and Acquired Immune Deficiency Syndrome:
     Structural and antigenic relatedness with equine infectious anemia virus. Ann Virol (Inst. Pasteur) 1984; 135E: 119.

3. Curran JW, Morgan WM, Hardy AM, et al.: The epidemiology of AIDS: Current status and future prospects. Science 1985; 229: 1352-1357.

4. Centers for Disease Control: Antibodies to a retrovirus associated with Acquired Immunodeficiency Syndrome (AIDS) in populations with increased incidences of the syndromes. MMWR 1984; 33(27): 377-399.

5. Archibald DW, Zon LI, Groopman JE, et al.: Salivary antibodies as a means of detecting human T-cell lymphotrophic virus type III lymphadenopathy-associated virus infection. J Clin Micro 1986; 24: 873-875.

6. Parry JV, Perry KR and Mortimer PP: Sensitive assays for viral antibodies in saliva: an alternative to tests on serum. Lancet 1987; 2: 72-75.

7. Major CJ, Read SE, Coates RA, et al.: Comparison of saliva and blood for human immunodeficiency virus prevalence testing. J Infect Dis 1991; 163:
     699-702.

8. Tsang VCW, Hancock K, Wilson M, et al.: Enzyme-linked immuno-electrotransfer blot technique (EITB) (Western blot) for HTLV-III/LAV antibodies. Developmental Centers for Disease Control, Atlanta; 1985.

9. Watson-Martin P, Burger D, Caouette S, et al.: Importance of confirmatory tests after strongly positive HTLV-III screening tests. N Engl J Med 1986; 314: 1577.

10. 1993 Revised classification system for HIV infection and expanded surveillance case definition for AIDS among adolescents and adults. MMWR 1992; 41: No. RR-17.

11. Marlink RG, et al.: Clinical hematologic and immunologic cross-sectional evaluation of individuals exposed to Human Immunodeficiency Virus Type-2 (HIV-2). AIDS Res. Human Retroviruses 1988; 4: 137-148.

12. OAR 437, Division 2, General occupational safety and health rules, Subdivision Z: Toxic and hazardous substances: Bloodborne Pathogens (1910.1030); 7/1/92:1-15.

13. Decontamination of laboratory sink drains to remove azide salts. Centers for Disease Control: Safety Management No. CDC-22, Atlanta; 1976.

14. Interpretation and use of the Western blot assay for serodiagnosis of Human Immunodeficiency Virus Type 1 Infections. MMWR 1989; 38: No. S-7.

                                KIT AVAILABILITY





                        OraSure(R) HIV-1 Western Blot Kit

                                    20 Tests

                             Product Number 501-0000





                                 Manufactured by

                           OraSure Technologies, Inc.
                            8505 SW Creekside Place
                          Beaverton, Oregon USA 97008

                                 Distributed by

                                bioMerieux, Inc.
                                    Box 15969
                       Durham, North Carolina 27704-0969








                            For technical assistance,
                  contact bioMerieux Customer Support Services
                               at 1-800-682-2666


                                 Printed in USA

                                   101-0004-6

Human Immunodeficiency Virus Type 1 (HIV-1)

Oral Fluid Vironostika(R) HIV-1 Microelisa System      43-01812


For in vitro diagnostic use.                                [LOGO OF BIOMERIEUX]

Store between 2-8(degrees)C.

INTENDED USE
Oral Fluid Vironostika(R) HIV-1 Microelisa System is an enzyme-linked immunosorbent assay (ELISA) from bioMerieux, Inc. for the qualitative determination of antibody to HIV-1 only with oral fluid specimens obtained using the OraSure(R) HIV-1 Oral Specimen Collection Device manufactured by Epitope, Beaverton, Oregon. The assay is intended to be used as an aid in the diagnosis of HIV-1 infection and must not be used to qualify blood donors or units of blood.

Note: See Warnings, Interpretations of results, Limitations and Performance characteristics sections for information on:

1. Reduced sensitivity and specificity of testing with OraSure HIV-1 specimens compared with testing blood specimens.

2. The need for follow up testing with a blood specimen when subjects have repeatedly reactive ELISA results using OraSure HIV-1 specimens.

3. Reporting test results to the ordering physician or someone under the supervision of the ordering physician.

SUMMARY AND EXPLANATION OF THE TEST
Available data indicate that the acquired immunodeficiency syndrome (AIDS) is caused by a virus transmitted by sexual contact, exposure to blood (including sharing contaminated needles and syringes) or certain blood products, or transmitted from an infected mother to her fetus or child during the perinatal period./1/ Human Immunodeficiency Virus Type 1 (HIV-1) has been isolated from patients with AIDS and AIDS-related complex (ARC), and from healthy persons at high risk for AIDS./2/ The incidence of antibodies specific for HIV-1 in AIDS and ARC patients and persons at increased risk for AIDS is high. The prevalence of HIV-1 infection in people not known to be at increased risk is not known.

The HIV-1 enzyme-linked immunosorbent assay (ELISA) was developed to detect antibodies to HIV-1 and to identify potentially infectious units of donated blood and plasma. Early experience using oral fluid for HIV-1 testing/3/ suggested that there was a problem of specimen instability and assay insensitivity. Saliva is a complex mixture of parotid, submandibular, sublingual and minor salivary gland secretions mixed with mucin, bacteria, leukocytes, sloughed epithelial cells and gingival crevicular fluid. Gingival crevicular fluid, or mucosal transudate, is the fluid derived from the passive transport of serum components through the oral mucosa into the mouth. The OraSure HIV-1 Specimen Collection Device enhances the flow of mucosal transudate across the mucosal surfaces onto an absorptive cotton pad. Antibodies are among the serum components in mucosal transudate and OraSure HIV-1 specimens. Oral fluid contains a number of enzymes (proteases) which degrade antibodies. The OraSure HIV-1 device includes preservatives that are effective in protecting anitbodies from degredation.

The ELISA was designed to be extremely sensitive in order to afford maximum protection of the blood supply. The sensitivity of the ELISA test using OraSure HIV-1 specimens is reduced compared with testing blood specimens (see Performance Characteristics section). Non specific ELISA reactions may be seen in specimens from some people who, for example, due to prior pregnancy, blood transfusion, or other exposure, have antibodies to the human cells or media in which the HIV-1 is grown for manufacture of the ELISA./4/ Because of nonspecific reactions, it is appropriate to investigate specimens found to be reactive by ELISA in a manner that gives improved predictability that HIV-1 antibody, in fact, is present. When a specimen reacts in an initial test (is initially reactive), the ELISA should be repeated in duplicate on the same specimen. Reactivity in either or both of these duplicate tests (repeatedly reactive) is highly predictive of the presence of HIV-1 antibody. Repeatedly reactive specimens obtained from people at high risk for HIV-1 infection (e.g. homosexual men, hemophiliacs, or intravenous drug users) are usually found to contain antibodies by additional more specific, or supplemental, testing. Currently, there is no supplemental assay that is FDA-licensed for use with OraSure HIV-1 specimens. When the ELISA is used to screen populations in which the prevalence of HIV-1 infection is low, repeatedly reactive specimens may be found not to contain antibodies to HIV-1 by additional more specific assays. The frequency of nonspecific reactivity using OraSure HIV-1 specimens is increased compared with using blood specimens (see Performance characteristics section). Information about prevalence of HIV-1 infections in persons in various categories of risk, as well as clinical and public health guidelines, are available in the publication Morbidity and Mortality Weekly Reports.

Although for all clinical and public health applications of the ELISA, both the degree of risk for HIV-1 infection of the person studied and the degree of reactivity of the specimen may be of value in interpreting the test, these correlations are imperfect. Therefore, in most settings it is appropriate to investigate repeatedly reactive specimens by additional more specific, or supplemental, tests. Due to the fact that, at this time, there is no FDA-licensed additional more specific test for HIV-1 antibodies in an OraSure HIV-1 specimen, subjects whose OraSure HIV-1 test result is repeatedly reactive should be advised to have a blood specimen tested with a licensed screening test for HIV-1 antibodies, and a licensed supplemental test when appropriate.

PRINCIPLE OF THE TEST
HIV-1 antigen is derived from HIV-1 virus propagated in T-lymphocyte culture as reported by Popovic, et al./5/ The virus is purified by ultracentrifugation and inactivated by disruption and is coated onto the microelisa wells contained in the Oral Fluid Vironostika HIV-1 Microelisa System.

To process the oral fluid specimen, the OraSure HIV-1 Specimen Vial is centrifuged and specimen is eluted from the collection pad. A minimum volume of eluate is required to assess if an oral fluid specimen was collected. The eluate is diluted and added to microelisa wells. During incubation, HIV-1 antibodies in a test specimen form immune complexes by interacting with the HIV-1 antigens of the solid phase. Following incubation, the specimen is aspirated and the well is washed with buffer. Antibodies to human immunoglobulin (goat) conjugated with horseradish peroxidase (HRP) are added and bind to the antibody-antigen complex of the solid phase during a second incubation. Following a wash and incubation with ABTS (2,2'-azino-di-[3-ethylbenzthiazoline-6-sulfonate]) substrate, a green color is produced. The enzyme reaction is stopped by the addition of a fluoride solution./6/ The amount of anti-HIV-1 present in the specimen is proportional to color development.

REAGENTS
For in vitro diagnostic use.

Components in each Oral Fluid Vironostika(R) HIV-1 Microelisa System

192 Test               9600 tests
--------               ----------

2 stripholders      100 stripholders    HIV-1 Microelisa Strips - Eight per
                                        holder, each containing 12 HIV-1 antigen
                                        (inactivated) coated wells; contained in a foil pack with silica gel desiccant.

1 vial              16 vials            Diluent Concentrate, 5x - Normal goat
(50 ml)             (50 ml ea.)         serum in phosphate buffered saline;
                                        contains 0.05% Thimerosal as a
                                        preservative.

1 bottle            16 bottles          Tween-20, 5% - Contains 0.1% Thimerosal
(2.5 ml)            (2.5 ml ea.)        as a preservative.

1 bottle            16 bottles          Diluent Reagent Water.
(200 ml)            (200 ml ea.)

1 vial              3 vials             Positive Control Serum (Inactivated) -
                                        Lyophilized human serum with protein
                                        stabilizers; reactive for anti-HIV-1.

1 vial              8 vials             Negative Control Serum - Lyophilized
                                        human serum with protein stabilizers;
                                        nonreactive for anti-HIV-1.

2 bottles           15 bottles          Dilsim(TM) - Lyophilized specimen
                                        inactivator medium; contains bovine
                                        proteins, salt, and surfactant.

2 bottles           15 bottles          Wash Concentrate 50X - Contains 2.5%
(60 ml ea.)         (60 ml ea.)         surfactant.

1 vial              32 vials            Peroxidase Conjugated Goat Anti-human
                                        Immunoglobulins (EnzAbody(R)-O) -
                                        Lyophilized with protein stabilizers.

2 bottles           30 bottles          ABTS Substrate - Lyophilized 2,2'-azino-
                                        di-[3-ethylbenzthiazoline-6-sulfonate].

2 bottles           30 bottles          ABTS Diluent - Contains hydrogen
(62 ml ea.)         (62 ml ea.)         peroxide in citric acid buffer.

1 bottle            15 bottles          Stop Solution - Contains 0.28% sodium
(120 ml)            (120 ml ea.)        fluoride.

1 each              5 each              Clamp and rod - Closure of foil pack.

10 sheets           300 sheets          Plate sealers - Perforated, adhesive.

WARNINGS
1. Laboratories must successfully complete training and testing of the OraSure HIV-1 Laboratory Qualification Panel prior to testing OraSure HIV-1 oral fluid specimens.

2. A minimum of 0.75 ml volume of processed OraSure HIV-1 specimen is required to assure that a specimen was collected.

3. HIV-1 antibody testing of OraSure HIV-1 specimens has reduced sensitivity and specificity compared with HIV-1 antibody testing of blood specimens (see Performance characteristics section for details).

4. Due to the possibility of false positive HIV-1 test results and the lack of an FDA licensed supplemental test for HIV-1 antibodies in OraSure HIV-1 specimens, subjects whose OraSure HIV-1 specimen is repeatedly reactive on the Oral Fluid Vironostika Microelisa System should be advised to have a blood specimen tested by a licensed screening test and a licensed supplemental test for HIV-1 antibodies, as appropriate.

PRECAUTIONS
For in vitro diagnostic use only.

Note: The HIV-1 Microelisa Strips are marked with the product-specific code, E1.

1. Caution: Handle all Oral Fluid Vironostika HIV-1 Microelisa System biological materials though capable of transmitting infectious agents. The antigen used to coat the microelisa wells has been inactivated and the positive control serum has been treated for inactivation of HIV-1; nevertheless, both should be handled as though they contain potentially infectious agents. Other components prepared from human serum or plasma have been tested using FDA-licensed methods and found to be nonreactive for the presence of HIV-1 antibody, hepatitis B surface antigen (HBsAg) and anti-HCV. However, as no test method can offer complete assurance that infectious agents are absent, all materials of human origin should be handled as though they contain infectious agents.

2. Handle specimens and materials contacting specimens as if potentially infectious biological materials in accordance with "Universal Precautions for Prevention of Transmission of Human Immunodeficiency Virus, Hepatitis B Virus, and other Bloodborne Pathogens in Health-Care Settings" (CDC, MMWR, June 24, 1988). It has been reported that infectious HIV-1 can be isolated from the oral fluid of some infected patients./7/ When detectable in oral fluid specimens, infectious virus is present at low levels compared with blood and may be inactivated by salivary inhibitors./8/

3. All test operators should adhere to the Occupational Safety and Health Administration (OHSA) regulations (29 CFR 1910).

4.   OraSure HIV-1 Specimen vials are breakable and should be handled with care.

5. Keep testing area separate from areas in which blood or blood products for transfusion are stored.

6. Do not pipet any of the materials by mouth. Do not smoke, eat, or drink in areas where specimens or kit reagents are handled.

7. Do not perform the test in the presence of reactive vapors (e.g., from sodium hypochlorite, acids, alkalis, or aldehydes) or dust, because the enzymatic activity of the conjugate may be affected.

8. Use disposable gloves and handle all materials used in the test including specimens, wash solution, reaction trays, and pipets, cautiously as though capable of transmitting infectious agents. Consult a physician immediately in the event that contaminated materials are ingested or come in contact with open lacerations, lesions, or other breaks in the skin.

9. Immediately clean up any spillage of materials containing antigen or antibody with a 1:10 dilution of 5% sodium hypochlorite. Dispose of the cleaning material by an acceptable method.

10.     Treatment prior to disposal

        a.      Autoclave for 60 minutes at 121(degrees)C.

        b.      Incinerate disposable materials.

        c. Mix liquid waste with 5% sodium hypochlorite solution so that the final concentration is approximately 0.5% sodium hypochlorite. Allow to stand 30 minutes before disposal.

11.     Do not use reagents beyond their expiration date.

12. Do not mix microelisa plates, EnzAbody-O and serum control reagents from different kit lots.

13.     Use a clean pipet for dispensing specimens and reagents.

14. If a specimen is inadvertently not added in this assay, i.e., a well is missed, the assay results will read negative.

15.     Use accurately calibrated equipment.

16. Consider using dedicated equipment when cross contamination is a possibility.

17. Inadequate adherence to package insert instructions may result in erroneous results.

Reagent preparation
Prepare all reagents before beginning assay procedure. Reagents and specimens should be at room temperature (15-30(degrees)C) before beginning the test and can remain at room temperature during testing. Return reagents to 2-8(degrees)C after use.

HIV-1 Microelisa Strips.
The foil packs should be brought to room temperature (15-30(degrees)C) before opening to prevent condensation on the HIV-1 Microelisa Strips. After the airtight foil pack has been opened, place unused strips back into the foil pack and seal as shown in Figure 1. The Strips are stable for 4 weeks at 2-8(degrees)C if the foil pack is resealed with the clamp and rod provided. The silicia gel bag must not be removed.

                          Figure 1: Foil Pack Closure.

                                    [DIAGRAM]

                      Fold open end of foil pack over rod.
                                  Apply clamp.

Diluent
1. check Diluent Concentrate for the presence of crystals. If crystals have formed, resolubilize by warming at 37(degrees)C until crystals dissolve.

2. Add 1 vial of Diluent Concentrate and 1 bottle of Tween-20 to 1 bottle of Diluent Reagent Water. Mix by inverting several times. Avoid excessive foaming.

Positive and Negative Kit Controls
1. Pipet 500 (*)l prepared Diluent into each Positive and Negative Control Serum vial to be reconstituted. Mix contents thoroughly.

2.      Add 28 days to date of reconstitution and record date on vial label.

(*) denote umalut

Dilsim
1. Fill Dilsim bottle to the neck with prepared Diluent (60 ml). Cap bottle tightly and warm at 40-50(degrees)C in a water bath or under a stream of hot water for 20 30 minutes.

2. After warming, vortex bottle vigorously until cake is completely solubilized.

3.      Add 28 days to date of reconstitution and record date on bottle label.

        Note: Reconstituted Dilsim has been shown to inactive HIV-1 in serum and plasma preparations.

Wash Solution
1. Dilute the Wash Concentrate 1:50 with purified water in a clean container. Prepare at least 50 ml of diluted Wash Solution for each HIV-1 Microelisa Strip.

2. Label the container "Wash Solution." Add 28 days to date of preparation and record date on container label.

EnzAbody(R)-O
Prepare the EnzAbody-O using one of the following methods.

If the entire EnzAbody-O will be used within one day following reconstitution:

Pipet 50 ml prepared Diluent to 1 vial EnzAbody-O. Mix by inverting several times. Avoid excessive foaming. Add 1 day to the date and time of reconstitution and record the date and time on the vial label.

If EnzAbody-O will be used for more than one day following reconstitution:

1. Pipet 5 ml prepared Diluent to 1 vial of EnzAbody-O. Mix by inverting several times. Avoid excessive foaming. Label the vial as "concentrate." Add 28 days to the date of reconstitution and record date and time on the vial label.

2. On day of use, prepare a 1:10 dilution of the prepared EnzAbody-O "concentrate" with Diluent. For each test strip used, prepare 2.0 ml of EnzAbody-O working solution (0.2 ml EnzAbody-O concentrate to 1.8 ml Diluent). Discard any unused working solution each day.

ABTS Substrate
1. Add ABTS Diluent (1 bottle) to 1 bottle of ABTS Substrate. Mix by inverting several times.

        Caution: To minimize auto-oxidation of ABTS, reconstitute with ABTS Diluent that has been warmed to ambient temperature (15-30(degrees)C). Do not add cold (2.8(degrees))C ABTS Substrate to the wells.

2. Add 14 days to the date of reconstitution and record date on bottle label.

        Note: Do not reconstitute second bottle of ABTS Substrate until first has been depleted.

Stop Solution
Contains sodium fluoride. Avoid contact with skin. If contact is made, wash area with water.

Kit storage instructions
Store all components at 2-8(degrees)C when not in use. Expiration date printed on the kit indicates date beyond which product should not be used.

Chemical or physical indications of instability
Alterations in the physical appearance of test kit material may indicate instability or deterioration. The expiration date shown on component labels indicates the date beyond which product should not be used.

INSTRUMENTS
1. A microelisa plate reader is required which has a single wavelength capacity for 405 nm with a linear absorbance range of 0 to 2.000, a drift of less than 0.005% AU/hr and a bandwidth of 10 nm.

2. The aspiration/wash system must be capable of containing aspirated waste in a closed system and capable of dispensing a 300 (*)l volume.

3.   An incubator capable of maintaining 37 + 2(degrees)C.
                                            -

4.   A centrifuge capable of 600-800 x g force.

For any instrument, the manual provided by the manufacturer should be reviewed for additional information regarding the following:

     a)  Installation and special requirements

     b)  Operation principles, instructions, precautions, and hazards

     c)  Manufacturer's specifications and performance capabilities

     d)  Service and maintenance information

SPECIMEN COLLECTION, STORAGE AND PREPARATION (ORASURE HIV-1 SPECIMEN)
Note: This test kit may not be used to assay blood specimens. This test kit may only be used to assay OraSure HIV-1 oral fluid specimens obtained using the OraSure HIV-1 Oral Specimen Collection Device manufactured by Epitope, Beaverton, Oregon.

1. Refer to the OraSure HIV-1 Oral Specimen Collection Device package insert for instructions on collecting a specimen.

2. OraSure HIV-1 specimens must be transported to the laboratory in the OraSure HIV-1 Specimen Vial.

3. OraSure HIV-1 specimens may be transported to the laboratory at ambient temperature via courier, air freight, or regular mail in accordance with applicable Federal, state and local regulations which apply to the transportation of OraSure HIV-1 specimens which may contain etiologic agents (39 CFR 111).

4. OraSure HIV-1 specimens (on or off the collection pad) may be stored at 4(degrees)C to 37(degrees)C for a maximum of 21 days from the time of collection, including the time for shipping and testing. If testing of specimens cannot be completed within 21 days, OraSure HIV-1 specimens can be stored frozen at -20(degrees)C for a maximum of six weeks.

5. OraSure HIV-1 specimens frozen twice and thawed a second time must be tested within 24 hours, or discarded.

6.   Record the specimen identification number from the OraSure HIV-1 Specimen
     Vial.

7. Ensure that the specimen is within acceptable dating for testing, i.e. * 21 days from collection.

     Note: All testing should be completed within 21 days of specimen collection unless stored at -20(degrees)C (see Number 4 above).

8.   Hold the vial upright with the pointed tip up.

9.   Move the pad away from the vial tip by gently tapping the vial.

10.  Break the pointed tip of the vial off with your thumb.

11.  Place a tube over the vial and invert the tube and vial.

12.  Centrifuge at 600-800 x g force for 15 minutes.

13.  Determine that there is a minimum of 0.75 ml volume of specimen eluate.

     If the volume of the centrifuged specimen is less than 0.75 ml, the specimen is unsuitable for testing and a new specimen for the test subject must be obtained. Notify the ordering physician if the volume of specimen is insufficient.

*    Denotes less than

ORAL FLUID VIRONOSTIKA HIV-1 MICROELISA SYSTEM TEST PROCEDURE
Materials provided
See Reagents Section


Additional materials required but not provided
Instruments/Equipment
   Automated diluter/dispenser system or test tubes (12x75mm)
   Aspiration/wash system connected to a waste trap and vacuum source
   12-channel variable volume pipet system (50 to 300 (*)l) and suitable tips Micropipet(s) capable of handling of 3(*)l, 75(*)l, and 500(*)l, and suitable disposable tips
   Graduated cylinder, 50 ml
   Incubator, 37 + 2(degrees)C
                 -
   Microelisa plate reader, single wavelength capacity for 405 nm with a linear absorbance range of 0 to 2.000, with a drift of less than 0.005% AU/hr and a bandwidth of 10 nm
   Timer
   Centrifuge capable of 600-800 x g force

Reagents/Disposables
   Purified water, USP or equivalent
   Absorbent paper
   V-shaped troughs
   Disposable gloves
   Sodium hypochlorite solution (5%) or liquid bleach
   Appropriate biohazard waste containers for materials potentially contaminated with infectious agents
   Tubes suitable for centrifuging OraSure HIV-1 specimen containers
   OraSure HIV-1 Laboratory Qualification Panel (manufactured by Epitope, Inc., Beaverton, Oregon). This panel must be used to qualify a testing laboratory prior to the initial use of the Oral Fluid Vironostika HIV-1 Microelisa with OraSure Hiv-1 Specimens.

Materials available from bioMerieux
   Incubator
   Microelisa washer
   Microelisa reader
   Stripholder with uncoated well (Product No. 259576)
   12-channel pipet and tips
   Micropipet and tips
   Microprocessor-controlled diluter/dispenser
   OraSure HIV-1 Laboratory Qualification Panel (manufactured by Epitope, Inc.,
       Beaverton, Oregon)

Procedural notes and precautions
1. HIV-1 Microelisa Strips, EnzAbody-O, and Controls used in an assay must be of the same kit lot number and the HIV-1 Microelisa Strips and Controls must be identified with a green sticker "For Oral Fluid Vironostika HIV-1 Only." Materials should not be used after the expiration date shown on the package label. Components and test specimens should be at ambient temperature (15-30(degree)C) before testing begins. Return the reagents to 2-8(degree)C after use.

2. Strips of the microelisa plate are removable. Remove Strips not needed and replace with uncoated strips. Store unused Strips as described in the Reagent preparation section under "HIV-1 Microelisa Strips." Before testing begins, inspect the microelisa stripholder and ensure that all wells are secure. Stripholders should be handled with care to ensure that no Strip is dislodged during testing.

3.     HIV-1 Microelisa Strips may be used only once.

4. Do not touch the top or bottom of strips, or the edge of wells with fingers or pipet tips.

5.     All reagents and specimens must be mixed well before use.

(*) denote umalut

6. Do not allow the microelisa wells to dry once the assay has begun. Fill the wells with the next required reagent immediately after washing; if this is not possible, fill the wells within 10 minutes.

7. All pipetting steps should be performed with the utmost care and accuracy. Cross-contamination between reagents will invalidate test results. Use micro-pipets for quantitative delivery of specimens and reagents. Avoid microbial or any other contamination of reagents.

8. Refrain from opening the door of the incubator (37(degree)C) during the incubation time.

9. Routine maintenance of the aspiration/wash system is strongly recommended to prevent carryover from highly reactive specimens to nonreactive specimens.

10. The aspiration/wash system should be flushed with copious amounts of water upon completion of the final wash of the assay.

11.  Dispose of all used materials as biohazardous waste.

12. Sensitivity and specificity using OraSure HIV-1 specimens are not equivalent to serum or plasma.

Wash procedure
1.   Incomplete washing will adversely affect the test outcome.
2. Aspirate well contents into a waste flask. Then fill the wells (approximately 0.3ml) with diluted Wash Solution. Aspirate and fill the wells four times.
3. After the last aspiration, invert stripholder and tap firmly on absorbent paper taking not to dislodge any Strips. Remove any excess Wash Solution by blotting with absorbent tissue. Note precaution Number 9 above.

Test procedure
Once the OraSure HIV-1 specimen is processed following the manufacturer's procedures (see Specimen collection, storage and preparation), continue with the steps listed below.

1. Fit stripholder with the required number of HIV-1 Microelisa Strips. If less than eight Strips are needed, use uncoated strips to complete the plate when using a 96-well washer.

2. Prepare dilutions of each control and OraSure HIV-1 specimen. Include three Negative Controls and one Positive Control on each plate.

     Caution: Use a clean tip for each specimen. Do not pipet specimen into an empty well without Dilsim. Do not allow the microelisa wells to dry once the assay has bagun.

     Control dilution
     A. Automated diluter/dispenser: Pipet 3 (*)l of Control with 225 (*)l Dilsim into the designated microelisa well.

     B. Premixed manual method: Pipet 5 (*)l Control into a clean test tube containing 375 (*)l Dilsim. Mix well. Pipet 225 (*)l of the diluted control into the designated microelisa well.

     C. Direct manual method: Using a multichannel pipet, add 125 (*)l Dilsim to each control microelisa well. Pipet 3 (*)l Control into the designted wells. Using a multichannel pipet and clean tips, add 100 (*)l Dilsim to each control well and repeatedly aspirate and dispense to mix.

     OraSure HIV-1 specimen dilution
     A. Automated diluter/dispenser: Pipet 75 (*)l of specimen with 75 (*)l Dilsim into the designated microelisa well.

     B. Direct manual Method: Pipet 75 (*)l of Dilsim into the designated microelisa well followed by 75 (*)l of OraSure HIV-1 specimen. Mix well by repeatedly aspirating and dispensing contents.

3. Cover the Strips with the adhesive plate sealer. Incubate at 37 + 2(degree) C for 90 to 100 minutes.

4. Wash each well four times with diluted Wash Solution. Refer to "Wash procedure."


(*) denote umalut

5.  Pipet 150 (*)l of reconstituted EnzAbody-O solution into each well.
    Caution: Do not allow EnzAbody-O to contaminate Substrate. If the same equipment is used to add both reagents, new dispoable tips must be used.

6. Cover the strips with a new plate sealer. Incubate at 37 +/- 2(degree)C for 30 to 35 minutes.

7. Wash each well four times with diluted Wash Solution. Refer to "Wash proecdure."

8. Pipet 150 (*)l of prepared ABTS Substrate into each well. Do not mix or agitate. Strips should not be covered with a plate sealer.

9.  Incubate at room temperature(15-30(degrees)C) for 10 to 12 minutes.

10. Stop reaction by adding 150 (*)l of Stop Solution to each well (maintain the same sequence and time intervals used for Substrate solution addition) and gently tap to mix. Plates should be read within 2 hours.

11. Blank the microelisa reader on air (without stripholder and Strips) and read the absorbance of the solution in each well at 405 nm.


Quality control
Qualification of Negative Control (NC) values: Absorbance of each NC replicate must be greater than or equal to 0.100 and less than or equal to 0.400. Eliminate one outlier, if present, and calculate the NC mean (NCX). Absorbance of NC must be less than 1.5 multiplied by NCX and greater than 0.5 multiplied by NCX. If two or more values are outside range, the run is invalid and must be repeated.

Qualification of Positive control (PC) value: Absorbance of PC must be greater than or equal to 0.700. If PC is outside this limit, the run is invalid and must be repeated.

Test validity: A test run is valid if the positive and negative control values are qualified and

       PC - NCX ** 0.500

If results do not meet this criterion, technique may be suspect and the run must be repeated.

RESULTS
Calculations
Calculations must be made separately for each stripholder.

Cutoff value: If the test run is valid, calculate the cutoff value as follows:

       NCX + 0.270

Determination of test specimen results: Compare the test specimen absorbance value to the cutoff value.

A test specimen is nonreactive if specimen absorbance is less than the cutoff value.

A test specimen is reactive if specimen absorbance is greater than or equal to the cutoff value.


(*) denote umalut
** denote greater than equal to

Specimen calculations
  Absorbance at 405 nm
  NC = 0.175, 0.195, 0.225
  NCX = 0.198
  PC = 1.469

  Acceptance criteria
  Eliminate any control absorbance values not meeting the following criteria:
  0.100***NC *** 0.400
  NC* 1.5 (NCX) or 0.297
  NC ** 0.5 (NCX) or 0.099
  PC **** 0.700
  None eliminated

  Ensure that the following is within the specified acceptance criteria. PC - NCX ** 0.500
  1.469 - 0.198 = 1.271 Pass

  Kit controls are within acceptable limits.

  Calculate cutoff
  Cutoff = NCX + 0.270 = 0.468

Interpretation of results

Note: Results of the test using an OraSure HIV-1 specimen must be reported only to the physician who ordered the test or to a person under the supervision of the ordering physician.

In providing test results to the physician, careful note must be taken of the limitations of the procedure (see following section).

     Specimens with absorbance values less than the cutoff value are considered nonreactive by the criteria of Oral Fluid Vironostika HIV-1 Microelisa System and may be considered negative for the antibody. Further testing is not required.

2. Specimens with absorbance values greater than or equal to the cutoff value are considered reactive (initially reactive) by the criteria of Oral Fluid Vironostika HIV-1 Microelisa System, but before interpretation, the original specimen source should be retested in duplicate. If either duplicate retest is reactive, the specimen is considered repeatedly reactive and the OraSure HIV-1 specimen is considered positive in a licensed screening test for HIV-1 antibodies.

3. Initially reactive specimens which do not react in either of the duplicate repeat tests are considered negative for antibodies to HIV-1.

*     Less than
**    Greater than
***   Less than or equal to
****  Greater than or equal to

LIMITATIONS OF THE PROCEDURE

1. False negative results occur more frequently when testing OraSure HIV-1 specimens compared with testing blood specimens. See Performance characteristics section for details.

2. False positive results occur more frequently when testing with OraSure HIV-1 specimens compared with blood specimens. See Performance characteristics section for details. At this time, there is no FDA licensed additional, more specific test for HIV-1 antibodies in an OraSure HIV-1 specimen. The physician should be advised to arrange for follow-up testing of a blood specimen from subjects whose OraSure HIV-1 specimen tests repeatedly reactive.

3. False negative results (the subject is infected, but the OraSure HIV-1 Specimen tests negative) may be a result of antibody levels in oral fluid which are below the sensitivity (lower limit of detection) of this procedure which may occur, for example, during the early phase of infection, or with inadequate processing of the specimen, or with inadequate collection of the OraSure HIV-1 specimen.

4. False positive results may be obtained, for example, as a result of nonspecific cross reacting antibodies, and not from an HIV-1 infection.

5. False results (either positive or negative) may occur as a result of interfering substances, such as foreign matter in the mouth being collected with the specimen.

The Oral Fluid Vironostika HIV-1 Microelisa System may be useful as an aid in the diagnosis of infection with HIV-1. It is recommended that specimens that are repeatedly reactive in an ELISA test be investigated by an additional, more specific test to verify the presence of HIV-1 antibodies. However, in the case of OraSure HIV-1 specimens, there is no licensed, additional, more specific test currently available to demonstrate the presence of HIV-1 antibodies. Therefore, for OraSure HIV-1 specimens that are repeatedly reactive, the follow up investigation requires that a serum or plasma specimen be obtained from the same person and tested in a licensed ELISA and an additional, more specific test, as appropriate. When individuals are notified that their OraSure HIV-1 specimen is repeatedly reactive in the ELISA test, the ordering physician should offer appropriate counseling and medical evaluation and arrange for follow up testing of a serum or plasma specimen.

ELISA testing alone should not be used to diagnose HIV-1 infection, and cannot be used to diagnose AIDS, even if the recommended testing of reactive specimens suggests a high probability that the antibody to HIV-1 is present. AIDS and AIDS-related conditions are clinical syndromes and their diagnosis can only be established clinically./9/ A negative test result at any point in the investigation of individual patients does not preclude the possibility of exposure to, or infection with, HIV-1. The risk of developing AIDS or AIDS-related conditions in an asymptomatic person with a repeatedly reactive ELISA is not known./10/

Data obtained from testing blood specimens of persons both at increased and at low risk for HIV-1 infection suggest that repeatedly reactive specimens with high absorbance by ELISA are more likely to demonstrate the presence of HIV-1 antibodies by additional testing./11/ Reactivity at, or only slightly above, the cutoff value is more frequently nonspecific for OraSure HIV-1 specimens obtained from persons at low risk for HIV-1 than from persons at risk based on follow up testing of serum specimens.

The test procedure and the "Interpretation of results" must be followed closely when testing for the presence of antibodies to HIV-1. Because the ELISA method was designed to test individual units of blood or plasma, most data regarding its interpretation were derived from testing individual specimens. Performance characteristics for OraSure HIV-1 specimens were derived from individual specimens. Insufficient data are available to interpret tests performed on other body specimens, pooled specimens or products made from such pools, therefore, results of testing such specimens may be inaccurate.

_______________
12

EXPECTED RESULTS

Performance characteristics of the test for OraSure HIV-1 specimens
Note: This assay was licensed for use with serum and plasma specimens at the time of the clinical studies.

Sensitivity and specificity: At present, there is no recognized standard for establishing the presence or absence of HIV-1 antibody in human oral fluid. Therefore, sensitivity testing of OraSure HIV-1 specimens with the Oral Fluid Vironostika HIV-1 Microelisa System was computed based on the clinical diagnosis of AIDS and specificity was computed based on testing in low risk populations. In addition, sensitivity and specificity of OraSure HIV-1 testing were computed based on testing in high risk subjects using matched oral fluid/blood specimens from the same subjects.

1. Sensitivity using OraSure HIV-1 specimens, based on an assumed 100% prevalence of HIV-1 antibody in AIDS patients, is estimated in these studies to be 98.6% (287/291). Sensitivity using OraSure HIV-1 specimens was reduced compared with blood specimens in AIDS patients.

     Sensitivity using OraSure HIV-1 specimens is estimated in these studies to be 99.1% (546/551) in high risk subjects, based on the ability of the test to detect HIV-1 antibody in matched oral fluid/blood specimens. Sensitivity using OraSure HIV-1 specimens was reduced compared with blood specimens for high risk subjects.

2. Specificity using OraSure HIV-1 specimens, based on an assumed zero prevalence of HIV-1 antibody in low risk populations, is estimated in these studies to be 99.6% (3991/4009). Specificity using OraSure HIV-1 specimens was reduced compared with blood specimens for low risk subjects.

     Specificity using OraSure HIV-1 specimens is estimated in these studies to be 97.7% (837/857) for high risk subjects, based on the ability of the test to detect HIV-1 antibody in matched oral fluid/blood specimens. Specificity using OraSure HIV-1 specimens was reduced compared with blood specimens for high risk subjects.

Clinical studies
Clinical studies of matched OraSure HIV-1 and serum specimens from AIDS patients, high risk subjects and low risk subjects 18 years of age and older were conducted at seven sites as shown in the following table.

                             AIDS            High Risk           Low Risk
           Test Site       Subjects          Subjects            Subjects
           ---------       --------          --------            --------
               A              11                407                  84
               B               0                466                   0
               C             158                299               1,132
               D              65                240                 104
               E              57                  0                 336
               F               0                  0                 573
               G               0                  0               1,788
             Total           291              1,412               4,017

Clinical sensitivity studies

Reactivity in AIDS patients and high risk populations
The sensitivity of testing OraSure HIV-1 specimens compared with matched serum specimens using the Oral Fluid Vironostika HIV-1 Microelisa System in AIDS patients and high risk subjects (38% intravenous drug users, 23% homosexuals, 17% sexual partners of individuals at risk, 6% prostitutes, 16% others with acknowledged risk factors) is shown in the table that follows.

                                                                                         Number
                          No. of        Nonreactive/a/           Reactive          Confirmed Positive
                        Specimens            No.                   No.                  with Serum
                        ---------            ---                   ---                  ----------
AIDS Patients
   OraSure HIV-1            291               4/b/                 287
   Serum                    291               1                    290                      291

High Risk Subjects
   OraSure HIV-1          1,412              843/c/                569/d/
   Serum                  1,412              858                   554/e/                   551

   /a/ Includes specimens that were nonreactive on the initial screening test and specimens that were initially reactive, but not repeatedly reactive.

   /b/ 4 matched serum specimens were positive (OraSure HIV-1 False Negative). Screening tests for 2 patients were valid by ELISA kit criteria and the matched serum specimens were positive with S/CO of 7.26 and 6.90, but laboratory control reagents failed. Retests of these OraSure HIV-1 specimens at the clinical site were positive for both specimens with S/CO values of
   1.69 and 1.15.

   /c/ 5 matched serum specimens were positive (OraSure HIV-1 False Negative).

   /d/ 20 matched serum specimens were negative (OraSure HIV-1 False Positive); 3 OraSure HIV-1 specimens were IR and not retested and matched serum specimens were negative (OraSure HIV-1 Unresolved).

   /e/ 2 subjects were WB/neg/ (Blood False Positive); 1 subject was IR, not retested and WB/ind/ (Unresolved).

   ELISA = Oral Fluid Vironostika HIV-1 Microelisa System assay; IR = initially reactive; RR = repeatedly reactive; WB = blood Western blot; pos = positive; ind = indeterminate; neg = negative; RIPA = radioimmunoprecipitation assay; S/CO = signal to cutoff

287 OraSure HIV-1 specimens (98.6%) and 290 matched serum specimens (99.7%) were reactive in the Oral Fluid Vironostika HIV-1 Microelisa System screening test out of the 291 AIDS patients studied. Of the four OraSure HIV-1 specimens that were initially nonreactive, one was nonreactive when retested and three were reactive when retested. One serum specimen that was initially nonreactive was reactive when retested.

546 OraSure HIV-1 specimens (99.1%) and 551 matched serum specimens (100%) were reactive in the Oral Fluid Vironostika HIV-1 Microelisa System screening test out of the 551 high risk subject whose serum tested positive in additional, more specific tests for HIV-1 antibodies (Western Blot, RIPA). Of the five OraSure HIV-1 specimens that were initially nonreactive, two were repeatedly nonreactive on ELISA retest, two were not retested and one was repeatedly reactive on retest.

The sensitivity of testing OraSure HIV-1 specimens with the Oral Fluid Vironostika HIV-1 Microelisa System compared with matched serum specimens was reduced based on the reactivity in AIDS patients and high risk subjects.

Analytical sensitivity
The analytical sensitivity of testing OraSure HIV-1 specimens with the Oral Fluid Vironostika HIV-1 Microelisa System was 1/1000th that of testing serum specimens based on serial dilution of matched specimens from 13 HIV-1 antibody positive subjects. At the dilutions recommended for testing, 1:2 for OraSure HIV-1 specimens and 1:75 for serum specimens, the average sensitivity of testing with OraSure HIV-1 specimens was 1/35th (range 1/7 to 1/107) that of testing with serum specimens based on the highest dilution producing positive results as shown in the following table.

        Specimen        OraSure HIV-1         Serum           OraSure HIV-1
        Number/a/          Titer/c/          Titer/c/      Hemoglobin/b/ (mg/dl)
        --------           -------           -------       ---------------------
           1                 128               4,096
           2                 128               4,096
           3                  64               4,096
           4                  64               1,024
           5                 128               4,096
           6                 128               4,096
           7                 128               4,096
           8                 512               4,096
           9                 128               4,096
          10                 512               4,096
          11                 160              17,067             11.0
          12               1,280               8,533              7.6
          13                 160               8,533              5.3

     /a/ Matched specimens 1-10 were collected from analytical study. Matched specimens 11-13 were collected as part of the clinical field trial.

     /b/ Three OraSure HIV-1 specimens (#11-13) of 112 studies contained hemoglobin (**** 5 mg/dl).

     /c/ End-point titer indicates the maximum dilution of a specimen (prior to dilution for ELISA testing) which produced positive Oral Fluid Vironostika HIV-1 Microelisa System test results.

The analytical sensitivity of Oral Fluid Vironostika HIV-1 Microelisa System for HIV-1 antibodies in three OraSure HIV-1 specimens studied was not enhanced by the presence of blood in OraSure HIV-1 specimens.

**** Greater than or equal to

Reactivity in seroconversion
OraSure HIV-1 and serum specimens were obtained prospectively from one subject undergoing seroconversion. Results of ELISA testing show that in this case antibodies to HIV-1 were detected in serum specimens on day 8 and OraSure HIV-1 specimens on day 11 based on two consecutive positive determinations. Reactivity of ELISA using serum and OraSure HIV-1 specimens and WB and HIV-1 antigen test using serum is summarized in the following table.

                   OraSure               Blood
                    HIV-1     Blood     p24 Ag
Date      (Day)     S/CO      S/CO      (ng/ml)   Blood Western blot band reactivity
----      -----     ----      ----      -------   ----------------------------------
5/14       (1)      0.36      0.40      13.64*    none
5/15       (2)      0.57
5/16       (3)      0.31      0.40      20.36*    none
5/17       (4)      0.52
5/21       (8)      0.49      2.92*      6.43*    gp 160+/- p24+/*
5/22       (9)      1.07*
5/23      (10)      0.96      4.71*      1.92*    gp 160+/- p24*      gp41+/-*
5/24      (11)      1.75*
5/28      (15)      1.94*     5.26*      0        gp 160+/  p24+      gp41+/-  gp120+/-*
5/29      (16)      2.05*
5/30      (17)      2.04*     5.27*      0        gp 160+/  p24+      gp41+/-  gp120+/-*
5/31      (18)      2.04*
6/4       (22)      1.91*     5.44*      0        gp 160+/  p24+      gp41+/-  gp120+/-   p66+/-   p55+/-*

     *Asterisk indicates a reactive test result; S/CO = signal to cutoff; Ag = HIV-1 antigen; + = positive reactivity; +/- = indeterminate reactivity

Reactivity in seropositive subjects with oral pathology
Oral examinations were carried out at a clinic site D on 65 AIDS subjects, 240 high risks subjects and 18 subjects of unknown risk. Of the 303 subjects found to be seropositive, 29 (10%) had significant oral pathology. For these subjects HIV-1 antibodies were detected in 96.6% (28/29) of the OraSure HIV-1 specimens and 100% (29/29) of the serum specimens when tested using the Oral Fluid Vironostika HIV-1 Microelisa System as shown in the following table.

                                   Number            Number OraSure             Number Confirmed
     Oral Pathology                Tested         HIV-1 ELISA Positive         Positive with Serum
     --------------                ------         --------------------         -------------------
Hairy Leukoplakia                    10                   10                           10
Candida                              10                    9*                          10
Gingivitis                            5                    5                            5
Gingival Ulcer                        1                    1                            1
Periodontitis                         1                    1                            1
Hairy leukoplakia and candida         1                    1                            1
Hairy leukoplakia and gingivitis      1                    1                            1
Total                                29                   28                           29

     *Includes one OraSure HIV-1 false negative which was previously noted in high risk population.

This study does not detect an increase in the frequency of false negative results for OraSure HIV-1 specimens from subjects with the above oral pathologies.

Clinical specificity studies

Specificity in low risk and high risk populations

The specificity of testing OraSure HIV-1 specimens with the Oral Fluid Vironostika HIV-1 Microelisa System compared to testing serum specimens was studied in 4017 low risk subjects (55% military inductees, 16% blood donors, 14% insurance applicants, 11% students/hospital staff) and 1412 high risk subjects. The results are shown in the table that follows:

                                                                                Number
                           No. of       Nonreactive/a/      Reactive      Confirmed Positive
                         Specimens            No.              No.            with Serum
                         ---------            ---              ---            ----------
Low Risk Subjects
   OraSure HIV-1            4,017            3,992             25/b/
   Serum                    4,017            4,008              9/c/               4

High Risk Subjects
   OraSure HIV-1            1,412              843            569/d/
   Serum                    1,412              858            554/e/             551

    /a/ Includes specimens that were nonreactive on the initial screen test and specimens that were initially reactive, but not repeatedly reactive.

    /b/ 18 matched serum specimens were negative (OraSure HIV-1 False Positive); 3 OraSure HIV-1 specimens were IR and not retested and matched serum specimens were ELISA/neg/ and WB/ind/ (Unresolved).

    /c/ 4 specimens were confirmed negative (Blood False Positive); 1 specimen was RR, but not tested further (Unresolved).

    /d/ 20 matched serum specimens were negative (OraSure HIV-1 False Positive); 3 matched serum specimens were negative and OraSure HIV-1 was IR and not retested. 19/20 subjects with false positive OraSure HIV-1 results were smokers.

    /e/ 2 specimens were WB/neg/ (Blood False Positive); 1 specimen was ELISA IR and WB/ind/ (Unresolved).

    ELISA = Oral Fluid Vironostika HIV-1 Microelisa System assay; IR = initially reactive; RR = repeatedly reactive; WB = blood Western blot; pos = positive; ind = indeterminate; neg = negative; RIPA = radioimmunoprecipitation assay; S/CO = signal to cutoff

There were 18 repeatedly reactive OraSure HIV-1 specimens (18/4009, 0.45%) compared with 4 repeatedly reactive serum specimens (4/4009, 0.10%) in the low risk subjects whose HIV antibody status was resolved to be negative by additional testing. There were 20 repeatedly reactive OraSure HIV-1 specimens (20/857, 2.3%) compared with 2 repeatedly reactive serum specimens (2/860, 0.23%) in the high risk subjects whose antibody status was resolved to be negative by additional testing.

These results suggest that, compared with testing serum specimens, the incidence of false positive test results using OraSure HIV-1 specimens is increased 4.5-fold in low risk populations and 10-fold in high risk populations.

Reactivity in seronegative subjects with oral pathology
Matched OraSure HIV-1 and serum specimens were obtained prospectively from 47 subjects with various forms of oral pathology. Results of testing OraSure HIV-1 and serum specimens with Oral Fluid Vironostika HIV-1 Microelisa System were negative in all cases as shown in the following table.

                                   Number          Number         Number
     Oral Pathology                Tested         Positive       Negative
     --------------                ------         --------       --------
Periodontitis                        21              0              21
Gingivitis                            5              0               5
Multiple caries                       5              0               5
Multiple caries and periodontitis     8              0               8
Multiple caries and gingivitis        6              0               6
Periodontitis and gingivitis          2              0               2

Total                                47              0              47

This study did not detect differences in specificity among the OraSure HIV-1 specimens obtained from subjects with the oral pathology noted above when tested in the Oral Fluid Vironostika HIV-1 Microelisa System.

Reactivity in other disease conditions
38 repository and 53 fresh matched OraSure HIV-1 and serum specimens from patients with medical conditions other than HIV-1 infection were studied. ELISA testing of OraSure HIV-1 and serum specimens were negative in all cases as shown in the following table.

                                   Number          Number         Number
         Disease                   Tested         Positive       Negative
         -------                   ------         --------       --------
Hepatitis A                          12              0              12
Hepatitis B                           5              0               5
Hepatitis C                          18              0              18
Autoimmune                           13              0              13
H. pylori                             3              0               3
Lymphoid malignancy                  16              0              16
Other neoplasia                      24              0              24

Total                                91              0              91

Additional performance studies
The testing of OraSure HIV-1 specimens collected by trained medical professionals and trained non-medical individuals compared with testing of the corresponding serum specimens were evaluated using the Oral Fluid Vironostika HIV-1 Microelisa System. Matched OraSure HIV-1 and serum specimens were obtained from 129 subjects prospectively and the results of testing are presented in the table that follows.

                                                   Number              Number
   Trained Collector          Specimen            Negative            Negative
   -----------------          --------            --------            --------
Medical professional        OraSure HIV-1            94                 35/a/
Non-medical                 OraSure HIV-1            95                 34/b/
Medical professional            Serum                96                 35/c/

    /a/ 3 matched sera were negative (OraSure HIV-1 False Positive)

    /b/ 2 matched sera were negative (OraSure HIV-1 False Positive) and coincided with those identified in footnote a above.

    /c/ One serum was ELISA/RR/ and WB/ind/ with p65 reactivity (Unresolved).

Positive ELISA results for OraSure HIV-1 specimens collected by trained medical professionals and non-medical individuals from 32 subjects were concordant with serum results. Discordant results were obtained for one subject whose OraSure HIV-1 specimen was ELISA repeatedly negative and serum specimen was ELISA repeatedly reactive and Western blot indeterminate with p65 reactivity. There was no follow up testing to resolve the true serostatus of this subject.

Three OraSure HIV-1 specimens collected by medical professionals and two OraSure HIV-1 specimens collected by non-medical individuals were repeatedly reactive on the ELISA test which matched serum specimens were negative on ELISA and WB tests (OraSure HIV-1 false positive).

In this study, the performance of ELISA testing of OraSure HIV-1 specimens collected by trained non-medical individuals was comparable to OraSure HIV-1 specimens collected by medical professionals.

Reproducibility
The reproducibility of testing, OraSure HIV-1 specimens in the Oral Fluid Vironostika HIV-1 Microelisa System was studied and is summarized in the following table.

------------------------------------------------------------------------------------
                 Mean              Test      Test         Location
  Specimen       S/CO      % CV      n       Days        A        B        Epitope
------------------------------------------------------------------------------------
                 6.046      2.3     36

                 6.018      2.4     36

                 5.933      5.9     33

                 6.142      2.6      5

                 2.852     10.6     24         3                   X           X

                 1.639     29.6     10         3          X        X


7                0.422     23.7     82         3          X        X

8                0.299     14.4     88         3          X        X

OraSure HIV-1 specimens from four seropositive subjects (specimens 1-4) and two seronegative subjects (specimens 7 and 8) were collected at two test sites. Specimens collected at one clinical site were tested on-site and exchanged with the other site for testing, where indicated. OraSure HIV-1 specimens from two seropositive subjects were collected and diluted at Epitope to provide on intermediate (specimen 5) and one low positive specimen (specimen 6) for testing. Specimens prepared at Epitope were sent to clinical sites for testing and/or tested at Epitope as indicated.

REFERENCES
1. Hardy AM, Allen JR, Morgan WM, et al: The Incidence Rate of Acquired Immunodeficiency Syndrome in Selected Populations. JAMA 1985;253(2):
        215-20.

2. Gallo RC, Salahuddin SZ, Popovic M, et al: Frequent Detection and Isolation of Cytopathic Retroviruses (HTLV-III) from Patients with AIDS and at Risk for AIDS. Science 1984; 224:500-503.

3. Archibald DW, Zon L, Groopman JE, McLane MF, and Essex M: Antibodies to human T-lymphotrophic virus type III (HTLV-III) in saliva of acquired immunodeficiency syndrome (AIDS) patients and in persons at risk for AIDS. Blood 67:831-834, 1986.

4. Kuhnl P, Seidl S, Holzberger G: HLA DR4 Antibodies Cause Positive HTLV-III Antibody ELISA Results. Lancet 1985; 1222-1223.

5. Popovic M, Sarngadharan MG, Read E, et al: Detection, Isolation, and Continuous Production of Cytopathic Retroviruses (HTLV-III) from Patients with AIDS and Pre-AIDS: Science 1984; 224:497-500.

6. Bartlett ML: Substrate Evaluation for the Horseradish Peroxidase Enzyme Immunoassay. Am Soc Micro 79th Annual Meeting 1979; Abstract C25.

7. Ho DD, Byington RE, Schooley RT, et al: Infrequency of isolation of HTLV-III virus from saliva in AIDS. N Engl. J. Med 313:1606, 1985.

8. Moore BE, Flaitz CM, Coppenhaver DH, et al: HIV recovery from saliva before and after dental treatment: Inhibitors may have critical role in viral inactivation. JADA 124:67-74, 1993.

9. Centers for Disease Control: Revision of the Case Definition of Acquired Immunodeficiency Syndrome for National Reporting-United States. Ann Intern Med 1985;103;402-403.

10. Hunter D, De Gruttola V: Estimation of Risk of Outcomes of HTLV-III Infection. Lancet 1986;677-680.

11. Carlson JR, Bryant ML, Hinrichs SH, et al: AIDS Serology Testing in Low- and High-Risk Groups. JAMA 1985;253(23):3405-3408.


AVAILABILITY
bioMerieux
Oral Fluid Vironostika(R) HIV-I Microelisa System
192 Test Kit                                    Product number 259750
9600 Test Kit                                   Product number 259748

For technical assistance, contact Customer Service at 1-800-682-2666.

Vironostika and EnzAbody are registered trademarks of bioMerieux in the USA and other countries.

Dilsim is a trademark of bioMerieux, Inc.

OraSure is a registered trademark of Epitope, Inc.

[LOGO]        Manufacturer: bioMerieux, Inc.         bioMerieux, S.A.
BIOMERIEUX    Box 15969                              69280 Marcy-l'Etoile France
              Durham, North Carolina 27704-0969      www.biomerieux.com

(C)BIOMERIEUX 1994                                                 February 2002

Printed in USA                                             U.S. License No. 1624

                                   EXHIBIT 1.8

                                 TRANSFER PRICE

               PRODUCT                               Transfer Price

ORASURE ORAL FLUID WESTERN BLOT KIT                  ****************

                                  EXHIBIT 2.6.3

$500,00.00                                                Durham, North Carolina

                                                         October ______, 2002



                                 Promissory Note

         For $1.00 and other valuable consideration, the receipt and sufficiency of which is acknowledged, OraSure Technologies, Inc., a Delaware Corporation ("the undersigned"), promises to pay bioMerieux, Inc., with offices at 100 Rodolphe Street, Durham, NC ("BMX"), the principal sum of Five Hundred Thousand Dollars ($500,000.00) pursuant to Section 2.6 of that certain Distribution Agreement of even date herewith between the undersigned and BMX.

         This note shall be due and payable as follows:
             a)  $250,000 on or before December 31, 2002
             b)  $250,000 on or before March 31, 2003

         This note shall bear no interest if payments are made by the due date. If the principal sum or any portion thereof is not paid on or before the due date thereof, it shall thereafter accrue simple interest at the rate of nine percent (9%) per annum.

         It is agreed that if the undersigned shall fail to pay an installment of this note, or any part thereof, promptly as the same shall become due, then upon default in any one or more of the above respects and at any time before such default is made good, the holder may declare this Promissory Note, together with interest thereon, immediately due and payable. The undersigned agrees, in the event of any default hereunder, to pay all collection and attorney fees incurred by the holder hereof.

         The makers and endorsers of this Promissory Note severally waive presentment for payment, protest and notice of protest, and non-payment of this note, and all defenses on the grounds of any extension of time for the payment thereof which may be hereafter given by the holders hereof to the undersigned.

         IN TESTIMONY WHEREOF, the undersigned has caused its authorized representative to execute and deliver this Promissory Note, and to apply its corporate seal hereto as of the date stated above.

Attest:__________________________                 OraSure Technologies, Inc.
       Corporate Secretary

                                                  By:
(Corporate Seal)                                Name:___________________________

                                               Title:___________________________

                                  EXHIBIT 6.2

                             DISTRIBUTION AGREEMENT


                                     [LOGO]
                                   BIOMERIEUX                 CONTROLLED COPY
 RELEASE A

--------------------------------------------------------------------------------
 Part Description: OraSure(R) HIV-1 Western Blot Kit             Page: 1 of 5
--------------------------------------------------------------------------------
 Rev: RA-0                    Effective Date: May 21, 2002       P/N: 259766
--------------------------------------------------------------------------------
 Part II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 REFERENCE     TITLE
================================================================================
    P-17       Description
--------------------------------------------------------------------------------
 QA-IN.0004    Quality Assurance Inspection of Incoming Material
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 A.  ACCEPTANCE REQUIREMENTS
================================================================================
  1. Safety Considerations

     a.   Biohazards:         Contains inactivated HIV-1 reactive human serum
                              and animal anti-serum (goat), handle as if potentially infectious using NCCLS Universal precautions.

     b.   Chemical Hazards:   Sodium Azide: Use of rubber gloves and eye
                              protection is required during the course of all
                              handling operations.
--------------------------------------------------------------------------------
  2. Storage Requirements:

     a.   Upon receipt, store at 2 - 8(degrees)C

     b.   Kits may be inspected at room temperature.
--------------------------------------------------------------------------------
  3. Sampling Requirements

     a.   Refer to QA-IN.0004.
--------------------------------------------------------------------------------
  4. Visual Examination

     a.   Description:

          1.   Visually examine shipment for product identity.

     b.   Approved Supplier:

          1.   Orasure Technologies, Inc.
               8505 SW Creekside Place
               Beaverton, OR 97008
               Catalog No. 501-0000
--------------------------------------------------------------------------------

                                     [LOGO]
                                   BIOMERIEUX                 CONTROLLED COPY
 RELEASE A

--------------------------------------------------------------------------------
 Part Description: OraSure(R) HIV-1 Western Blot Kit             Page: 2 of 5
--------------------------------------------------------------------------------
 Rev: RA-0                    Effective Date: May 21, 2002       P/N: 259766
--------------------------------------------------------------------------------
 Part II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
A.   ACCEPTANCE REQUIREMENTS (CONTINUED)
================================================================================
 5. Labeling

     a. Verify that carton label lists the following information: (Refer to Appendix I)

          Product Name

          Part Number of kit label (located in the lower left margin)

          Lot Number
--------------------------------------------------------------------------------
 6. Certificate of Conformance/Analysis

     a. Certificate of Conformance/Analysis must be provided for the specific lot received and must include a minimum of the following information:

          OraSure Technologies, Inc. (company letterhead)

          OraSure(R) HIV-1 Western Blot Kit

          Epitope P/N 501-0000

          BioMerieux P/N 259766

          Lot Number (Specific to Lot)

          Expiration Date: (Specific to Lot)

          Number Shipped

          BioMerieux Purchase Order Number

          Summary of QA Results Statement

          State of Human Testing

          List of Component Information

          Shipping date and statement that shipping time was met

          Signature of person attesting to quality statement
--------------------------------------------------------------------------------
 7. Expiration Date

     a.   Minimum shelf life remaining at time of receipt must be 8 months.

     b. Assign date according to the expiration date indicated on the Certificate of Conformance.
--------------------------------------------------------------------------------
 8. Reassay: Inteval and Test

     a.   Not applicable.
--------------------------------------------------------------------------------

                                     [LOGO]
                                   BIOMERIEUX                 CONTROLLED COPY
 RELEASE A

--------------------------------------------------------------------------------
 Part Description: OraSure(R) HIV-1 Western Blot Kit             Page: 3 of 5
--------------------------------------------------------------------------------
 Rev: RA-0                    Effective Date: May 21, 2002       P/N: 259766
--------------------------------------------------------------------------------
 Part II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 B.  ANALYTICAL PROCEDURES
================================================================================
  1. Not applicable.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 C.  INTERPRETATION OF RESULTS
================================================================================
  1. Test results must meet the requirements stated.
--------------------------------------------------------------------------------

                                     [LOGO]
                                   BIOMERIEUX                 CONTROLLED COPY
 RELEASE A

--------------------------------------------------------------------------------
 Part Description: OraSure(R) HIV-1 Western Blot Kit             Page: 4 of 5
--------------------------------------------------------------------------------
 Rev: RA-0                    Effective Date: May 21, 2002       P/N: 259766
--------------------------------------------------------------------------------
 Part II
--------------------------------------------------------------------------------

                                   APPENDIX I

                                  CARTON LABEL

                                     [LOGO]
                                   BIOMERIEUX                 CONTROLLED COPY
 RELEASE A

-----------------------------------------------------------------------------------------------------------
 Part Description: OraSure(R) HIV-I Western Blot Kit             P/N: 269766         Page: 5 of 5
-----------------------------------------------------------------------------------------------------------
 Rev: RA-0                    Effective Date: May 21, 2002       Lot No.:
-----------------------------------------------------------------------------------------------------------
 Part II
-----------------------------------------------------------------------------------------------------------

                              RESULTS REPORT FORM

-----------------------------------------------------------------------------------------------------------
          TEST                            SPECIFICATION                          RESULTS CONFORM
===========================================================================================================
 Description             OraSure(R) HIV-I Western Blot Kit, 20 test.             Yes [_] or No [_]
-----------------------------------------------------------------------------------------------------------
                         Material received must be from the following
                         supplier.
 Approved Supplier                                                               Yes [_] or No [_]
                         OraSure Technologies, Inc.
-----------------------------------------------------------------------------------------------------------
                         Verify that carton label lists the following
 Labeling                Information: (Refer to Appendix I)

                              Product Name                                       Yes [_] or No [_]

                              Part Number of kit label (located in the
                              lower left margin)                                 Yes [_] or No [_]

                              Lot Number                                         Yes [_] or No [_]
-----------------------------------------------------------------------------------------------------------
 Certificate of
 Conformance/Analysis    Required for release.                                   Yes [_] or No [_]
-----------------------------------------------------------------------------------------------------------
 Inspection Conditions                       Inspected at room temperature       Yes [_] or No [_]
-----------------------------------------------------------------------------------------------------------
                                                      Out of refrigerator:            (am/pm)Time  [_]NA
-----------------------------------------------------------------------------------------------------------
                                                           In refrigerator
                                                        (Maximum 2 hours):            (am/pm)Time  [_]NA
-----------------------------------------------------------------------------------------------------------
                                    Inspected at refrigerator temperature:       Yes [_] or No [_]
-----------------------------------------------------------------------------------------------------------
 Expiration Date         Minimum shelf life remaining at time of receipt
                         must be 8 months.                                       Yes [_] or No [_]
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
               DOCUMENT                                          SIGNATURE                 DATE
-----------------------------------------------------------------------------------------------------------
 Document and Data Results for this Part Number        Inspector:
 comply with Device Master Record.
                                                      -----------------------------------------------------
 These Q.C./Q.A. test results were verified by:        Authorization:

                                                      -----------------------------------------------------
                                   Final Disposition:      [_] Approved              [_] Rejected
                                                                                 MDN#
-----------------------------------------------------------------------------------------------------------

                                  EXHIBIT 10.1

                                PRODUCT LABELING

                                   201-3079-4



                           Label PN 201-3079-4

                           Exp.

                           Lot.

                           Powdered Milk     30 g

                           Store at 2-28(degree)C.
                           For in vitro diagnostic use.



                           Mfd. by:
                           OraSure Technologies, Inc.
                           Beaverton, OR 97008

                                   201-3080-4


                           Label PN 201-3080-4

                           Exp.

                           Lot.

                           Sample Diluent Concentrate          100 mL

                           Contains 0.01% thimerosal.
                           Dissolve crystals prior to use.
                           Store at 2-8(degree)C. For in vitro diagnostic use.



                           Mfd. by:
                           OraSure Technologies, Inc.
                           Beaverton, OR 97008

                                   201-3251-2


               Lot

               Exp.

                                                             Label PN 201-3251-3

               Human Immunodeficiency Virus Type 1
               OraSure(R)HIV-1 Western Blot Strips

                                                                       20 strips

               HIV-1 preblotted nitrocellulose strips.
               For use in the OraSure(R) HIV-1 Western Blot
               Assay to detect antibody to HIV-1 in oral specimens collected with OraSure(R) HIV-1
               Oral Specimen Collection Device.

               For in vitro diagnostic use.
               Store at 2-8(degrees)C. Keep bag tightly sealed.
               Caution: Handle as if capable of transmitting
               Infectious agents.
               Contains 0.1% sodium azide as preservative.


                                              Mfd. by OraSure Technologies, Inc.
                                              Beaverton, OR 97008

                                   201-3259-3

               Lot

               Exp.

                                                             Label PN 201-3259-3
               Substrate
                                                                           22 mL
               Store at 2-8(degrees)C.
               Protect from light.
               For in vitro diagnostic use.

               Mfd. by:
               OraSure Technologies, Inc.
               Beaverton, OR 97008

                                   201-3261-3

             Lot

             Exp.

                                                            Label PN 201-3261-3

             OraSure(R) HIV-1 WB
             Negative Control
                                                                        0.65 mL
             Store at 2-8(degrees)C.
             Caution: Handle as if capable of transmitting infectious agents. For in vitro diagnostic use.


             Mfd. by OraSure Technologies, Inc. Beaverton, OR 97008

                                   201-3262-3


             Lot

             Exp.

                                                             Label PN 201-3262-3

             OraSure(R) HIV-1 WB
             Low Positive Control
                                                                         0.65 mL
             Store at 2-8(degrees)C.
             HIV-1 inactivated.
             Caution: Handle as if capable of transmitting infectious agents. For in vitro diagnostic use.


             Mfd. by OraSure Technologies, Inc. Beaverton, OR 97008

                                   201-3263-3


             Lot

             Exp.

                                                            Label PN 201-3263-3

             OraSure(R) HIV-1 WB
             High Positive Control
                                                                        0.65 mL
             Store at 2-8(degrees)C.
             HIV-1 inactivated.
             Caution: Handle as if capable of transmitting infectious agents. For in vitro diagnostic use.


             Mfd. by OraSure Technologies, Inc. Beaverton, OR 97008

                                   201-3264-3


             Lot

             Exp.

                                                         Label PN 201-3264-3

             Conjugate
             Concentrate
                                                                     0.25 mL

             Store at 2-8(degrees)C.
             Goat antiserum to Human lgG (H&L)
             F(ab')\\2\\ fragment phosphatase conjugate.
             Contains 0.1% sodium azide
             as preservative.
             For in vitro diagnostic use.


             Mfd. by OraSure Technologies, Inc. Beaverton, OR 97008

                                   201-3265-3

Lot

Exp.

                                                           Label PN 201-3265-3

Human Immunodeficiency Virus Type 1 (HIV-1)                           20 tests
OraSure(R) HIV-1 Western Blot Kit

Western Blot Assay for the detection of the antibody to Human Immunodeficiency Virus Type 1 (HIV-1) in oral specimens collected with OraSure(R) HIV-1 Oral Specimen Collection Devices.

Store at 2-8(degrees)C.
For in vitro diagnostic use.

Contains:
  OraSure HIV-1 Western Blot Strips**      1 pkg., containing 20 HIV-1 preblotted nitrocellulose strips
  Sample Diluent Concentrate*              1 bottle, 100 mL
  Powdered Milk                            1 bottle, 30 g
  Conjugate Concentrate**                  1 vial, 0.25 mL, goat antiserum to Human lgG (H&L) F(ab')\\2\\ fragment phosphatase conjugate
  Substrate                                1 bottle, 22 mL
  OraSure HIV-1 WB Negative Control        1 vial, 0.65 mL, human serum in OraSure matrix, negative for HIV-1 Ab
  OraSure HIV-1 WB Low Positive Control    1 vial, 0.65 mL, human serum in OraSure matrix, positive for HIV-1Ab
  OraSure HIV-1 WB High Positive Control   1 vial, 0.65 mL, human serum in OraSure matrix, positive for HIV-1 Ab
  Disposable reaction trays with lids      Five each

Read accompanying package insert for instructions.                 **Contains 0.1% sodium azide
Caution: Handle as if capable of transmitting infectious agents.    *Contains 0.01% thimerosal

Warning: FDA has approved this test kit for use with OraSure oral specimens only. Use of this test kit with specimens other than those specifically approved for use with this kit may result in inaccurate test results.

Note: This test kit should be used to test OraSure specimens only.
      OraSure specimens are not to be used to screen the blood supply.

                                                                  [LOGO]
                                                             B I O M E R I E U X

  Manufactured by:                 Distributed by:
  OraSure Technologies, Inc.       bioMerieux, Inc.
  Beaverton, OR 97008              Box 15969
  Made in USA                      Durham, NC 27704-0969

                                   EXHIBIT 11

                             COMPLAINTS AND RECALLS

     Customer communications and complaints and Product recalls shall be managed in accordance with this EXHIBIT 11. BMX will have primary contact with customers in North America.

            11.1. If OSUR receives any communications from a customer that may fit the definition of a complaint, it shall direct the person making the complaint to BMX Customer Service.

                   11.1.1. All customer contacts to BMX involving Product issues which require documentation, pursuant to pertinent laws or FDA regulations or requirements, will be entered by BMX into BMX's automated complaint tracking system. Each contact will be assigned a contact code. Contacts that are considered complaints will be investigated by BMX Customer Service, and to the extent possible, resolved through troubleshooting between BMX Customer Service and the complainant.

                   11.1.2. Any complaint that requires an investigation and response from OSUR will be communicated by BMX to OSUR, in writing within five (5) business days after receipt of the complaint, on a BMX Supplier Corrective Action Request ("SCAR") form. In such case, BMX will arrange for contact between OSUR and the customer if needed. BMX may elect to participate in any communications between OSUR and the customer.

                   11.1.3 OSUR will investigate each such complaint and respond, in writing, to BMX on the SCAR form, or attachments thereto. Such response shall include reasonable details relating to the scope of the investigation and OSUR's findings and conclusions regarding the complaint. OSUR will provide a completed complaint response or, if it is not possible to provide a response, a progress update within 20 business days after receipt of the SCAR from BMX. Complaints which are Medical Device Reportable incidents will be expedited via phone and fax.

                   11.1.4. BMX Quality Assurance will enter the complaint response into the complaint system, and forward the complaint to BMX Customer Service, who will evaluate the adequacy of the complaint response.

                   11.1.5. BMX shall, using the information developed through the foregoing procedures, communicate to the customer concerning the complaint resolution within 10 business days of its receipt of a completed SCAR.

                   11.1.6. Upon completion of all investigation activities, technical evaluation of the complaint, and completion of a letter or documented telephone call to the complainant, BMX shall close the complaint in the complaint system.

            BMX shall provide OSUR copies of all communications to the complainant within 30 days of closing the complaint investigation.

                   11.1.7. BMX will provide OSUR with a regular weekly report of all complaints received.

                   11.1.8 As needed, OSUR and BMX representatives will hold teleconferences for the purpose of discussing complaint status and to expedite the investigation of and closure of complaints.

                   11.1.9 OSUR and BMX shall maintain complaint files containing the information required by 21 CFR 820.198.

                   11.1.10 All reports and other information required to be provided to OSUR hereunder shall be provided to OSUR's Vice President, Regulatory Affairs, or such other person designated by OSUR.

            11.2 If any regulatory authority issues or requests a recall or takes similar action in connection with the Product, or if either party determines an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal, the party notified of or determining the need for such recall or similar action shall, within 24 hours, advise the other party thereof by telephone or facsimile. Following notification of a recall, within 48 hours, the parties shall discuss whether or not to conduct a recall, and if so, the timing of the recall, the breadth, extent and level of customer to which the recall shall reach, the strategies and notifications to be used, and other related issues. Upon reaching agreement as to the matters set forth above, BMX shall prepare the customer distribution list and notify customers. The notification letter will contain text agreed upon by BMX and OSUR, and shall be distributed on OSUR letterhead. With OSUR's consent, BMX may include a cover letter on BMX letterhead making reference to the communication contained in the OSUR letter. Each party shall bear the expenses of any recall resulting from a breach of its respective obligations hereunder.

                                      -22-